"Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions, marked by [***], have been separately filed with the Commission."


                THERAPEUTIC COLLABORATION AND LICENSE AGREEMENT

     This Agreement ("Agreement"), effective as of the 28th of June, 1996 (the "EFFECTIVE DATE"), by and among Human Genome Sciences, Inc., a corporation organized under the laws of the State of Delaware, United States of America, having a place of business at 9410 Key West Avenue, Rockville, Maryland 20850, for itself and its AFFILIATES, as defined below (collectively including such AFFILIATES "HGS"), Schering Corporation, a corporation organized under the laws of the State of New Jersey, United States of America, having a place of business at 2000 Galloping Hill Road, Kenilworth, New Jersey 07033, and Schering Plough Ltd., a Swiss corporation having its principal place of business at Toepferstrasse 5, CH-6004 Lucerne, Switzerland, each for itself and its AFFILIATES, as defined below (collectively including such AFFILIATES "SP"), and SmithKline Beecham Corporation, a corporation organized under the laws of the Commonwealth of Pennsylvania, United States of America, having a place of business at 709 Swedeland Road, King of Prussia, Pennsylvania, 19406 and SmithKline Beecham, plc, having a place of business at Great West Road, Brentford, Middlesex, U.K.
                                WITNESSETH THAT:
                                ----------------

     WHEREAS HGS is in possession of certain human gene sequence information and has the capacity and ability to rapidly obtain full or meaningful partial sequence data for expressed human genes,
         WHEREAS, HGS and SB (as defined below) have entered into a COLLABORATION AGREEMENT relating to sequencing of human genes and development of practical applications therefor and have amended such COLLABORATION AGREEMENT to permit them to collaborate with and grant certain rights to SP.
     WHEREAS SP is a multinational human healthcare company which has the capacity and ability to develop practical applications in the human healthcare field of the gene sequence data in the possession of or within the capacity and ability of HGS to obtain,
     WHEREAS HGS, SB and SP wish to grant rights to each other with respect to developing human therapeutic products.
     NOW, THEREFORE, in consideration of the covenants and obligations expressed herein, and intending to be legally bound, and otherwise to be bound by proper and reasonable conduct, the parties agree as follows:

1.   DEFINITIONS
     -----------

         1.1 "AFFILIATES" shall mean any individual or entity directly or indirectly controlling, controlled by or under common control with, the specified individual or entity. For purposes of this Agreement, the direct or indirect ownership of over fifty percent (50%) of the outstanding voting securities of an entity, or the right to receive over fifty (50%) of the profits or earnings of an entity shall be deemed to constitute control. Such other relationship as in fact gives such individual or entity the power or ability to control the management, business and affairs of an entity shall also be deemed to constitute control.
         1.2  "ANTIBODY   PRODUCT"   shall  mean  an  antibody   (monoclonal  or
polyclonal) or fragments or constructs thereof in the SP FIELD which is potentially useful for the treatment or prevention of a disease or disorder in humans.

         1.3 "ANTIBODY RESEARCH PLAN" shall mean a plan for developing an SP ANTIBODY PRODUCT. A representative sample of such a plan is shown in Appendix A.
         1.4 "ANTISENSE" shall mean inhibiting or preventing in vivo expression in a human or animal of a gene product by use of an oligonucleotide or modified oligonucleotide which binds to RNA or DNA to prevent and/or impair expression of the gene product.
         1.5 "BLOCKING CLAIM" shall mean a claim under any patent application or granted patent anywhere in the world which generically but not specifically claims (i) any and all compounds (and/or the use thereof) which interact with or prevent interaction with a specified TARGET which is a PRODUCT (i.e., an omnibus claim) and/or (ii) any and all antibodies (and/or the use thereof) against a specified THERAPEUTIC PROTEIN (i.e., an omnibus claim). The following are representative but not exclusive examples of claim language for "BLOCKING CLAIMS": (1) a compound which interacts with receptor X; (2) a compound which prevents binding between receptor X and its ligand, (3) a process for activating receptor X, comprising: contacting receptor X with a compound which binds thereto and activates the receptor; (4) a process for preventing activation of receptor X comprising contacting receptor X with a compound which prevents binding between receptor X and its ligand , and (5) a compound which is capable of interacting with a receptor X.
         1.6 "cDNA" shall mean complementary DNA prepared from human messenger RNA.
         1.7 "COLLABORATION AGREEMENT" shall mean the Collaboration Agreement entered into between SB and HGS effective as of May 19, 1993, as amended or superseded from time to time, a copy of the version to be in effect on the EFFECTIVE DATE having been provided to SP prior to the EFFECTIVE DATE.

         1.8 "COLLABORATION PARTNER" shall mean those entities which are set forth in Appendix B and any entity added to Appendix B or substituted for an entity in Appendix B, pursuant to the terms of the COLLABORATION AGREEMENT, provided that the aggregate of COLLABORATION PARTNERS shall be no more than four entities at any one time.
         1.9 "COLLABORATION BLOCKING PATENT" means a patent or patent application filed prior to the end of the INITIAL RESEARCH TERM owned by a COLLABORATION PARTNER, SB, or HGS only to the extent that it includes a "BLOCKING CLAIM" and as to which HGS and/or SB has the right to grant a license to SP. Included within the definition are all continuations, continuations-in-part, divisions, patents of addition, reissues, renewals, extensions, registrations, confirmations, reexaminations, provisional applications, SPCs.
         1.10 "COLLABORATION PATENT" means a COLLABORATION BLOCKING PATENT and/or COLLABORATION TARGET PATENT and/or COLLABORATION PROTEIN PATENT.
         1.11 "COLLABORATION PROTEIN PATENT" means a patent or patent application filed prior to the end of the INITIAL RESEARCH TERM owned by a COLLABORATION PARTNER, SB, or HGS only to the extent that it claims a THERAPEUTIC PROTEIN which is a PRODUCT and/or the manufacture or use of such THERAPEUTIC PROTEIN and as to which HGS and/or SB has the right to grant a license to SP. Included within the definition are all continuations, continuations-in-part, divisions, patents of addition, reissues, renewals, extensions, registrations, confirmations, reexaminations, provisional applications, SPCs.
         1.12 "COLLABORATION TARGET PATENT(S)" means a patent or patent application filed prior to the end of the INITIAL RESEARCH TERM owned by a COLLABORATION

PARTNER, SB, or HGS only to the extent that it claims a TARGET which is a PRODUCT and/or the manufacture or use thereof and as to which HGS and/or SB has the right to grant a license to SP. Included within the definition are all continuations, continuations-in-part, divisions, patents of addition, reissues, renewals, extensions, registrations, confirmations, reexaminations, provisional applications, SPCs.
         1.13 "DIAGNOSTIC(S)" shall mean any product, process, substance, composition or service intended to predict, detect or identify a disease or determine the presence of a pathologic condition in a human.
         1.14 "DISCOVERED" shall mean with respect to any product, process, substance, composition or service, the earlier of the following events (i) the specific disclosure of such product, process, substance, composition or service in a patent application filed by the discovering party or (ii) the specific disclosure of such product, process, substance, composition or service by the discovering party in a written document (including, but not limited to, laboratory notebooks) other than a filed patent application.
         1.15 "DRUG PRODUCT" shall mean a PRODUCT (other than a THERAPEUTIC PROTEIN or ANTIBODY PRODUCT) in the SP FIELD which is potentially useful for the treatment or prevention of a disease or disorder in humans.
         1.16 "DRUG RESEARCH PLAN" shall mean a plan for developing screens for and screening of TARGETS to discover an SP DRUG PRODUCT. A representative example of such a plan is shown in Appendix A.
         1.17 "EFFECTIVE DATE" shall mean the date first above written.
         1.18 "EXTENDED TERM" shall mean the additional period defined in Paragraph 4.2.
         1.19 "GENE" shall mean a human gene or a portion thereof or cDNA corresponding thereto.
         1.20 "GENE THERAPY" shall mean treatment or prevention of a disease, or remedying a gene deficiency of humans or animals by genetic modification of human somatic cells or animal somatic or germ cells (in vivo, in vitro or ex vivo) with DNA (RNA) for the purpose of expressing a protein or oligo(poly)nucleotide encoded by said DNA (RNA) in a human or animal.
         1.21 "GENE THERAPY VACCINE" shall mean a VACCINE which achieves a therapeutic effect by inducing an antigen-specific humoral and/or cellular immune system response by GENE THERAPY.
         1.22 "HGS FIELD" shall mean: (i) GENE THERAPY, (ii) ANTISENSE, (iii) biotransformation of a chemical to prepare pharmaceutically active agents for human or animal use, or intermediates therefor, which active agent was DISCOVERED before the EFFECTIVE DATE; and (iv) DIAGNOSTICS.
         1.23 "HGS PATENT(S)" shall mean all patents and patent applications to the extent that they claim HGS TECHNOLOGY and which are or become owned by HGS or to which HGS otherwise has, now or in the future, the right to grant licenses. Included within the definition of HGS PATENTS are all continuations, continuations-in-part, divisions, patents of addition, reissues, renewals , extensions registrations, confirmations, re-examinations thereof and any provisional applications and all SPCs.
         1.24 "HGS TECHNOLOGY" shall mean, the following which is provided to SP by or on behalf of HGS: (a) sequence data with respect to human DNA (and the corresponding clones) and expression products thereof, in each case developed by or on behalf of HGS prior to or during the INITIAL RESEARCH TERM, (b) information on biological function of TARGETS and THERAPEUTIC PROTEINS developed by or on behalf of HGS prior to the INITIAL RESEARCH TERM, and (c) HGS clones, cell lines and vectors, and all information and data provided to SP by HGS pursuant to
Section 6 hereof, and (d) SOFTWARE.
         1.25 "INITIAL RESEARCH TERM" shall mean the term beginning on the EFFECTIVE DATE and ending five years (5) from the EFFECTIVE DATE.
         1.26 "LICENSED PATENT(S)" means HGS PATENT(S) and/or SPECIAL SB PATENT(S).
         1.27 "LICENSED TECHNOLOGY" means HGS TECHNOLOGY and/or SPECIAL SB TECHNOLOGY.
         1.28 "MAJOR MARKET" means the United States, Canada, Germany, United Kingdom, France, Italy or Japan.
         1.29 "MERCK" shall mean Merck KGaA and its AFFILIATES.
         1.30 "NET SALES" shall mean proceeds actually received from sales of SP PRODUCT (calculated on a SP PRODUCT by SP PRODUCT basis) by SP or, except as provided below, its respective licensees, distributors trading on SP's account or joint ventures or other associated companies, less deductions for (i) transportation, shipping and postage charges, including transportation insurance and customs duties to the extent separately invoiced; (ii) sales and excise taxes and duties paid or allowed by a selling party and any other governmental charges imposed upon the production, importation, use or sale of such SP PRODUCT (including value added taxes or other governmental charges otherwise measured by the billing amount when included in billing); (iii) normal and customary trade, quantity and cash discounts allowed and charge back payments and rebates granted to managed health care organizations or to federal, state and local governments, their agencies and purchasers and reimbursees, including but not limited to Medicaid rebates or to trade customers, including but not limited to wholesalers, chain and pharmacy buying groups; (iv) rebates (or equivalents thereof) granted to or charged by national, state or local government authorities in countries other than the United States; and (v) allowances or credits to customers on account of rejection or return of such product or on account of retroactive price reductions affecting such SP PRODUCT. Sales between or among SP and their respective licensees, distributors trading on SP's account, or joint ventures or other associated companies shall be included within NET SALES only if such purchaser is an end-user of the SP PRODUCT. Otherwise, NET SALES shall only include the subsequent, final sales to THIRD PARTIES.
         1.31 "PRELIMINARY ANTIBODY PLAN" shall mean a plan for developing an SP ANTIBODY PRODUCT in the form of Appendix C.
         1.32 "PRELIMINARY DRUG PLAN" shall mean a plan for developing screens for and screening of TARGETS to discover an SP DRUG PRODUCT in the form of Appendix C.
         1.33 "PROTEIN RESEARCH PLAN" shall mean a plan for research and development of a THERAPEUTIC PROTEIN which includes, at a minimum, scientific data, research and development efforts, research and development milestones, sufficient to reasonably monitor diligence of research/development of such THERAPEUTIC PROTEIN . An example of such a plan is shown in Appendix D.
         1.34 "PRODUCT(S)" shall mean any product, process, substance, composition or service which (i) is based on the use of or derived by use of LICENSED TECHNOLOGY and/or SP TECHNOLOGY and/or (ii) is covered by a LICENSED PATENT and/or claim of an SP PATENT which claims SP TECHNOLOGY and/or is covered by a COLLABORATION PATENT as to which SP obtains rights under this Agreement; and/or (iii) is based on or is derived by use of a TARGET and/or use of a THERAPEUTIC PROTEIN as to which SP obtains rights under this Agreement. Notwithstanding the previous sentence, an incidental or immaterial use of LICENSED TECHNOLOGY , SP TECHNOLOGY, or a TARGET or a THERAPEUTIC PROTEIN from a COLLABORATION PARTNER and/or HGS and/or SB, shall not cause a product, process, substance, composition or service to become a PRODUCT. Appendix E contains representative, examples of incidental or immaterial use and material use but is not intended by the parties to be an exhaustive list of incidental, immaterial and/or material uses.
         1.35 "PROOF OF EFFICACY" shall mean proof of therapeutic effectiveness in a Phase II(a) Clinical Test based on biostatistical methods, that supports a determination to proceed with expanded controlled clinical trials. "Phase II(a) Clinical Test" shall mean a well-controlled clinical study conducted to evaluate the effectiveness of the drug for a particular indication or indications in patients with the disease or condition under study and to determine the common short-term side effects and risks associated with the drug.
         1.36 "RESEARCH PLAN" shall mean individually and collectively a DRUG RESEARCH PLAN, PROTEIN RESEARCH PLAN and ANTIBODY RESEARCH PLAN.
         1.37 "SB" shall mean SmithKline Beecham Corporation and SmithKline Beecham, plc, and any past (from May 19, 1993 to the EFFECTIVE DATE), present or future AFFILIATE thereof, which AFFILIATE holds the relevant right and/or is or was or will be necessary or required to perform any obligations of SB (including, without limitation, those which have performed research and development of SPECIAL SB TECHNOLOGY) under this Agreement and/or to which any of the rights and/or obligations of either of them are subsequently assigned and/or delegated pursuant to Section 22 of this Agreement.
         1.38 "SOFTWARE" shall mean software (together with the source code therefor and maintenance files and "Documentation" as defined below) designed and developed by HGS prior to or during the INITIAL RESEARCH TERM for analysis of sequence data with respect to human DNA and expression products thereof, including, without limitation, the specific software modules set forth in the attached Appendix F. "Documentation" shall include all operating and user manuals, training materials guides, listings, specifications and other material used with the SOFTWARE.
         1.39 "SP ANTIBODY PRODUCT" shall mean a PRODUCT in the SP FIELD discovered and/or developed by or on behalf of SP or its licensee which is an ANTIBODY PRODUCT.
         1.40 "SP DRUG PRODUCT" shall mean a PRODUCT in the SP FIELD discovered and/or developed by or on behalf of SP or its licensee other than an SP ANTIBODY PRODUCT and/or SP PROTEIN PRODUCT and/or a TARGET.
         1.41 "SP FIELD" shall mean the treatment and/or prevention of disease in humans, excluding the HGS FIELD. For avoidance of doubt, in the event a PRODUCT has both therapeutic and DIAGNOSTIC use, the therapeutic use of such PRODUCT shall be included in the SP FIELD.
         1.42 "SP PATENT(s)" shall mean all patents and patent applications to the extent that they claim SP TECHNOLOGY, which are or become owned by SP or to which SP otherwise has, now or in the future, the right to grant licenses. Included within the definition of SP PATENT are all continuations, continuations-in-part, divisions, patents of addition, reissues, renewals, extensions, registrations, confirmations, re-examinations thereof, and any provisional applications and all SPCs.
         1.43"SP PRODUCT" means SP DRUG PRODUCT, SP ANTIBODY PRODUCT and SP PROTEIN PRODUCT.
         1.44 "SP PROTEIN PRODUCT" shall mean a PRODUCT in the SP FIELD which is a THERAPEUTIC PROTEIN as to which SP gets rights under Section 7 or under Paragraph 9.3.
         1.45 "SP/SB AGREEMENT" shall mean that certain agreement between SP and SB referred to in Paragraph 9.2 of this Agreement.
         1.46     "SP TECHNOLOGY" shall mean:
         (i) peptides and/or polypeptides, and/or polynucleotides and/or the sequences thereof and/or antibodies and/or clones or plasmids containing polynucleotides which (a) are based on use of LICENSED TECHNOLOGY by or on behalf of SP, and/or (b) are derived by use of LICENSED TECHNOLOGY by or on behalf of SP and/or; (c) are based on and/or derived by use by or on behalf of SP of a TARGET and/or THERAPEUTIC PROTEIN as to which SP obtains rights under this Agreement from a COLLABORATION PARTNER or SB.

         (ii) therapeutic compounds and potential therapeutic compounds (including antibodies) developed by or on behalf of SP which are based on use of or derived from use of item (i) and/or item (iii) and/or item (iv) and/or LICENSED TECHNOLOGY;
         (iii) biological information developed by or on behalf of SP specifically related to item (i) and/or item (ii) and/or LICENSED TECHNOLOGY ;
          (iv) screens and/or assays for identifying potential therapeutics (including antibodies), developed by or on behalf of SP and which screens or assays are directed to and/or based on and/or derived by use of item (i) and/or item (iii) and/or LICENSED TECHNOLOGY;
         Items (i) through (iv) are included as SP TECHNOLOGY only to the extent they are obtained by or on behalf of or derived by or on behalf of SP after the EFFECTIVE DATE and prior to the later of four (4) years after the end of the INITIAL RESEARCH TERM or four (4) years after the end of any EXTENDED TERM; provided, however, that any of items (i)-(iii) which are obtained by or on behalf of SP or derived by or on behalf of SP after such time shall also be SP TECHNOLOGY if it results from item (iv) within three (3) years after the screen or assay becomes operational for use by or on behalf of SP as a screen or assay. Notwithstanding the above, an incidental or immaterial use of LICENSED TECHNOLOGY and/or a TARGET and/or a THERAPEUTIC PROTEIN shall not cause any items (i) to (iv ) to become SP TECHNOLOGY. Appendix E. contains representative examples of incidental or immaterial use and material use, but is not intended by the parties to be an exhaustive list of incidental, immaterial and/or material uses.
         1.47 "SPC" shall mean a right based upon an underlying patent such as a Supplementary Protection Certificate .

"The information below marked [***] has been omitted pursuant to a request for confidential treatment. The omitted portions have been separately filed with the Commission."

         1.48 "SPECIAL SB PATENT(S)" means all patents and patent applications to the extent that they claim SPECIAL SB TECHNOLOGY which are or become owned by SB or to which SB otherwise has, now or in the future, the right to grant licenses. SPECIAL SB PATENTS include all continuations, continuations-in-part, divisions, patents of addition, reissues, renewals, extensions registrations, confirmations, re-examinations thereof and any provisional applications and all SPCs.
         1.49 [***].

         1.50 "TARGET" shall mean a GENE or expression product thereof (e.g., receptors, enzymes or ion channels) which could be used for screening or other drug discovery purposes to identify compounds or ANTIBODY PRODUCTS with a biochemical or pharmaceutical effect.
         1.51 "TERRITORY" shall mean all the countries and territories in the world.
         1.52 "THIRD PARTY(IES)" shall mean any party other than a party to this Agreement or an AFFILIATE of SP or HGS or SB.
         1.53 "THERAPEUTIC PROTEIN" shall mean a polypeptide derived from a GENE (excluding ANTIBODY PRODUCTS) which is potentially useful for the treatment or prevention of a disease or disorder in humans.

         1.54 VACCINE" shall mean any substance which achieves a prophylactic or therapeutic effect by inducing an antigen-specific humoral and/or cellular immune system response excluding a GENE THERAPY VACCINE.

2.   SB AND HGS AND SP GRANTS AND COVENANTS
     --------------------------------------

         2.1 (a) Subject to the terms and conditions of this Agreement, HGS and SB, as the case may be, grant to SP a non-exclusive, non-transferable worldwide license under LICENSED TECHNOLOGY, LICENSED PATENTS and COLLABORATION PATENTS to perform research and development in the SP FIELD during the INITIAL RESEARCH TERM.
                  (b) Subject to the terms and conditions of this Agreement, HGS and SB, as the case may be, grant to SP a non-exclusive, non-transferable worldwide license under LICENSED TECHNOLOGY, LICENSED PATENTS and COLLABORATION PATENTS to perform research and development during the EXTENDED TERM of (i) SP DRUG PRODUCTS, (ii) SP PROTEIN PRODUCTS , and (iii) SP ANTIBODY PRODUCTS encompassed by an ANTIBODY RESEARCH PLAN submitted by SP prior to the end of the INITIAL RESEARCH TERM.
                  (c) Subject to the terms and conditions of this Agreement, HGS and SB, as the case may be, grant to SP a non-exclusive, non-transferable, worldwide license under LICENSED TECHNOLOGY, LICENSED PATENTS, and COLLABORATION PATENTS to perform research and development after the INITIAL RESEARCH TERM of
(i) SP DRUG PRODUCTS encompassed by a DRUG RESEARCH PLAN submitted by SP prior to the end of the INITIAL RESEARCH TERM or the EXTENDED TERM, (ii) SP PROTEIN PRODUCTS, (iii) SP ANTIBODY PRODUCTS encompassed by an ANTIBODY RESEARCH

PLAN submitted by SP prior to the end of the INITIAL RESEARCH TERM, and (iv) TARGETS which are PRODUCTS encompassed by a DRUG RESEARCH PLAN submitted by SP prior to the end of the INITIAL RESEARCH TERM or the EXTENDED TERM.
         2.2 Subject to the terms and conditions of this Agreement, HGS and SB, as the case may be, grant to SP a non-exclusive worldwide license under (i) LICENSED TECHNOLOGY, (ii) LICENSED PATENTS with respect to claims directed to TARGETS which are PRODUCTS and the manufacture and use thereof, (iii) COLLABORATION BLOCKING PATENTS, and (iv) COLLABORATION TARGET PATENTS, in each case to make, have made, use, import, export, offer to sell and sell SP DRUG PRODUCT and SP ANTIBODY PRODUCT in the SP FIELD. In the case of an SP DRUG PRODUCT, such license is limited to SP DRUG PRODUCTS encompassed by a DRUG RESEARCH PLAN submitted by SP prior to the end of the INITIAL RESEARCH TERM or EXTENDED TERM, and in the case of an SP ANTIBODY PRODUCT is limited to an SP ANTIBODY PRODUCT encompassed by an ANTIBODY RESEARCH PLAN submitted by SP prior to the end of the INITIAL RESEARCH TERM.
         2.3 HGS grants to SP an irrevocable, royalty-free, non-exclusive, non-transferable, worldwide license to use SOFTWARE to perform research and development after the INITIAL RESEARCH TERM. The license granted under this Paragraph 2.3 is limited to SOFTWARE which is (i) owned by HGS and/or (ii) is owned or licensed by a THIRD PARTY and licensed to HGS which license to HGS includes the right to grant sublicenses. To the extent that acceptance of the license granted under this Paragraph 2.3 would obligate SP or HGS to pay royalties and/or license fees to a THIRD PARTY based solely upon SP's use of SOFTWARE owned or licensed by said THIRD PARTY and sublicensed to SP by HGS, SP shall, in its sole discretion elect to (i) accept the SOFTWARE in its entirety and pay all such royalties and/or licensee fees, (ii) obtain a direct license from the THIRD PARTY owner of the SOFTWARE, or (iii) accept the SOFTWARE with the exception of the THIRD PARTY SOFTWARE for which royalties and/or license fees would have been due. To the extent that SOFTWARE includes software owned or licensed by THIRD PARTIES which is not sublicensable by HGS, HGS will promptly provide written notice to SP identifying all such software and its owner, and SP acknowledges and agrees that it must obtain the necessary license(s) prior to using any such software.
         2.4 Subject to the terms and conditions of this Agreement, HGS and SB, as the case may be, grant to SP an exclusive worldwide license in the SP FIELD under LICENSED TECHNOLOGY, LICENSED PATENTS and COLLABORATION PROTEIN PATENTS to research, develop, make, have made, use, import, export, offer to sell and sell SP PROTEIN PRODUCTS, provided, however, that such license shall not extend to VACCINES to the extent that prior to SP obtaining exclusive rights to a THERAPEUTIC PROTEIN under Section 7 of this Agreement, MERCK obtains exclusive rights to such THERAPEUTIC PROTEIN as a VACCINE in the SP FIELD under an agreement among SB, HGS and MERCK by which MERCK obtains exclusive rights to a THERAPEUTIC PROTEIN as a VACCINE by the submission of data essentially identical to the data required to obtain rights to a THERAPEUTIC PROTEIN under Section 7 of this Agreement prior to SP's submission of an information package pursuant to
Section 7 of this Agreement for such THERAPEUTIC PROTEIN.
         2.5 The licenses granted to SP under Paragraphs 2.1, 2.2, 2.4 and 2.6 shall be sublicensable by SP but only in accordance with Paragraphs 2.8, 2.9, 2.10, 10.3 and 10.4.
         2.6 In the event that a SP PRODUCT is DISCOVERED by or on behalf of SP which is not encompassed by a RESEARCH PLAN and for which royalties are due to HGS under this Agreement, SP may request in writing that HGS grant a non-exclusive license in the SP FIELD under HGS PATENTS covering such SP PRODUCT. HGS shall grant such a license, to the extent that it has the ability to do so, provided, however, that HGS can refuse to grant the license if, at the time of receipt of the request from SP, HGS has an ongoing program of research and development for a PRODUCT which is "essentially the same" as such SP PRODUCT. For purposes of this Paragraph, the term "essentially the same" shall mean that an SP PRODUCT and a PRODUCT being developed by HGS are substantially the same chemical entity, for example, a THERAPEUTIC PROTEIN and a mutein thereof.
         2.7 Notwithstanding any exclusive rights granted to SP with respect to a THERAPEUTIC PROTEIN, SP acknowledges and agrees that HGS, SB and COLLABORATION PARTNERS, as the case may be, retain the right under LICENSED TECHNOLOGY, LICENSED PATENTS and COLLABORATION PROTEIN PATENTS to use a THERAPEUTIC PROTEIN as to which SP obtains rights under Section 7 as a TARGET and to research, develop, make, have made, use, import, export, offer to sell and sell a DRUG PRODUCT or ANTIBODY PRODUCT.
         2.8 (a) During and after the INITIAL RESEARCH TERM, SP agrees to use SP TECHNOLOGY and SP PATENTS only in the SP FIELD. After the INITIAL RESEARCH
TERM, the use of SP TECHNOLOGY to the extent available to the general public through publications made by third parties independent of SP shall not be a breach of this paragraph 2.8.
                  (b) During and after the INITIAL RESEARCH TERM, SP agrees to use LICENSED TECHNOLOGY, COLLABORATION PATENTS and LICENSED PATENTS only as licensed and permitted hereunder. After the INITIAL RESEARCH TERM, (i) an incidental or immaterial use of LICENSED TECHNOLOGY and/or (ii) the use of LICENSED TECHNOLOGY to the extent available to the general public and to the extent not covered by a granted LICENSED PATENT, shall not be a breach of this paragraph 2.8.
         2.9 Except as permitted under Section 10, SP agrees not to grant to any THIRD PARTY (IES) any rights or licenses in or to an SP PRODUCT until SP has established PROOF OF EFFICACY for such SP PRODUCT.
         2.10 The rights and licenses granted to SP by HGS and SB under this Agreement and rights to SP TECHNOLOGY and SP PATENTS are licensable and/or transferable by SP to a THIRD PARTY only with respect to an SP PRODUCT, and only pursuant to an Agreement by which SP grants a license to a THIRD PARTY to an SP PRODUCT as permitted under Paragraph 2.9, or as permitted under Section 10, and in which the THIRD PARTY (IES) agree(s) to covenants and obligations which limit the use of SP PRODUCTS, LICENSED TECHNOLOGY, LICENSED PATENTS, SP TECHNOLOGY and SP PATENTS which are essentially identical to the covenants and obligations of SP to HGS and SB under this Agreement.
         2.11(a) Subject to the terms and conditions of this Agreement, SP grants to HGS an exclusive worldwide license (with the right to sublicense) under SP PATENTS to make, have made, use, export, import, offer to sell and sell THERAPEUTIC PROTEINS as to which HGS or SB has obtained exclusive rights under Section 7.
                  (b) Subject to the terms and conditions of this Agreement, including the retained right of SP under Paragraph 2.13, SP grants to HGS an exclusive worldwide license under SP PATENTS to make, have made, use, export, import, offer to sell and sell THERAPEUTIC PROTEINS as to which a COLLABORATION PARTNER has obtained exclusive rights under terms and conditions essentially identical to Paragraph 7.1 for the sole purpose of granting a sublicense to such COLLABORATION PARTNER. The license granted under this Paragraph 2.11(b) may only be sublicensed to a COLLABORATION PARTNER who has entered into an agreement granting essentially identical rights to HGS and/or SB under all COLLABORATION PROTEIN PATENTS owned by the COLLABORATION PARTNER and which rights are licensable to SP for THERAPEUTIC PROTEINS as to which SP obtains exclusive rights under Section 7.
         2.12 Subject to the terms and conditions of this Agreement, SP grants to HGS a non-exclusive worldwide, royalty-free license (with the right to sublicense) under SP PATENTS to make, have made, use, import, offer to sell and sell any and all products and processes in the HGS FIELD. The license granted in this paragraph with respect to GENE THERAPY shall be subject to the terms and conditions of any agreement between HGS and SP with respect to GENE THERAPY.
         2.13 Notwithstanding any exclusive rights granted by SP with respect to a THERAPEUTIC PROTEIN, HGS and SB acknowledge and agree that SP retains the right under SP PATENTS and SP TECHNOLOGY to use a THERAPEUTIC PROTEIN as to which

HGS, SB or a COLLABORATION PARTNER obtains rights under Section 7 as a TARGET and to research, develop, make, have made, use, import, export, offer to sell and sell a SP DRUG PRODUCT or SP ANTIBODY PRODUCT.
         2.14 Subject to the terms and conditions of this Agreement, SP grants a non-exclusive, royalty-free license to HGS and SB under (i) SP PATENTS to use TARGETS which are PRODUCTS developed by SP during the INITIAL RESEARCH TERM or EXTENDED TERM, and (ii) BLOCKING CLAIMS of SP PATENTS, in each case to research, develop, make, have made, use, import, export, offer to sell and sell DRUG PRODUCTS and ANTIBODY PRODUCTS other than SP PRODUCTS. Such TARGETS need not be disclosed by SP to HGS or SB until such TARGETS are disclosed to the public; e.g., by publication of a patent application. HGS shall have the right to sublicense such rights to TARGETS which are PRODUCTS and BLOCKING CLAIMS under SP PATENTS to each COLLABORATION PARTNER and will grant such sublicenses only to the extent that the COLLABORATION PARTNER(S) grants essentially identical rights to HGS and/or SB under COLLABORATION PATENTS to TARGETS which are PRODUCTS and BLOCKING CLAIMS which rights are or will be licensed to SP hereunder .
         2.15 HGS agrees not to grant any rights or licenses to any THIRD PARTY, other than a COLLABORATION PARTNER, under HGS TECHNOLOGY and/or HGS PATENTS in the SP FIELD with respect to (i) use of TARGETS which are PRODUCTS for screening for DRUG PRODUCTS during the INITIAL RESEARCH TERM and/or (ii) THERAPEUTIC PROTEINS during the INITIAL RESEARCH TERM other than those as to which HGS obtains exclusive rights under Section 7, and/or (iii) THERAPEUTIC PROTEINS as to which SP obtains and

"The information below marked [***] has been omitted pursuant to a request for confidential treatment. The omitted portions have been separately filed with the Commission."

maintains exclusive rights under Section 7 or as to which SP has exercised its option under Section 9.

3.       PAYMENTS AND ROYALTIES
         ----------------------
         3.1 (a) SP agrees to pay to HGS as an upfront fee an amount equal to fourty-five million dollars ($45,000,000) which shall be due and payable in five equal payments with the first payment being due and payable ten (10) days after the EFFECTIVE DATE and each of the second through fifth payments being due and payable on the first through fourth anniversaries of the EFFECTIVE DATE, respectively. All payments to be made hereunder shall be by wire transfer of immediately available funds to an account designated by HGS.
             (b) In the event that any payment due and payable under this Paragraph 3.1 is not paid when due and payable and remains unpaid for a period of thirty (30) days after written notice by HGS to SP of such failure, or if this Agreement is terminated by HGS pursuant to Section 13 hereof, then all amounts which are to be paid under Paragraph 3.1(a) which have not been paid shall become immediately due and payable at the end of such thirty (30) day period.
         3.2 Subject to Paragraphs 3.3, 3.5 and 3.6, SP shall pay to HGS the following royalties on NET SALES of each SP PRODUCT sold by SP or its respective licensees , distributors trading on SP's account or joint ventures or other associated companies, which royalty shall be calculated on a SP PRODUCT by SP PRODUCT basis, with the applicable royalty rate(s) for each SP PRODUCT in a calendar year being based on worldwide NET SALES for such SP PRODUCT in the calendar year and these determined royalty rate(s) being applied to all worldwide NET SALES of such SP PRODUCT in such calendar year.

"The information below marked [***] has been omitted pursuant to a request for confidential treatment. The omitted portions have been separately filed with the Commission."

                              SP PROTEIN PRODUCT
         Net Sales              OR SP ANTIBODY
(U.S. Dollars in Millions)          PRODUCT           SP DRUG PRODUCT

[***]                                 [***]                [***]
[***]                                 [***]                [***]
[***]                                 [***]                [***]
[***]                                 [***]                [***]

         By way of example and for avoidance of doubt, if an SP PROTEIN PRODUCT or an SP ANTIBODY PRODUCT shall have applicable worldwide NET SALES in a calendar year of [***], then the royalty rates and royalties owed shall be [***] on all sales of such SP PROTEIN PRODUCT or SP ANTIBODY PRODUCT.
         3.3 (a) With respect to any SP PRODUCT in any country in any calendar year, in the event that SP also owes royalties to a THIRD PARTY for such SP PRODUCT in such country for such calendar year and the royalties actually owed to such THIRD PARTY when aggregated with the royalties owed to HGS for such SP PRODUCT in such country in such calendar year (hereafter for the purposes of this Paragraph 3.3 shall be "Aggregated Royalties") causes the royalty rate on NET SALES for such SP PRODUCT in such country in such calendar year to exceed [***], then one-half of the royalties which are to be actually paid to such THIRD PARTY may be credited against the royalties due to HGS for such SP PRODUCT in such country in such calendar year, but in no event shall the royalty rate payable to HGS be reduced to less than [***], nor shall the Aggregated Royalties for such SP PRODUCT be reduced to less than [***].

"The information below marked [***] has been omitted pursuant to a request for confidential treatment. The omitted portions have been separately filed with the Commission."

                  (b) With respect to an SP PROTEIN PRODUCT as to which the making, having made, using, selling, importing, exporting or offering for sale is not covered by a granted claim of a LICENSED PATENT and as to which at least [***] and less than [***] of the full length cDNA coding sequence for, or the cDNA corresponding to the amino acid sequence of the final form of, such SP PROTEIN PRODUCT is independently identified by SP without use of LICENSED TECHNOLOGY or SP TECHNOLOGY, the royalties due for such SP PROTEIN PRODUCT under Paragraph 3.2 shall be reduced by [***].

         3.4 SP shall make the following milestone payments to HGS for each SP PRODUCT, which milestone payment shall be due and payable within thirty (30) days after the milestone event is achieved by or on behalf of SP or a licensee of SP. All payments to be made hereunder shall be by wire transfer of immediately available funds to an account designated by HGS.
                           (i) [***] upon successful  completion  of Phase I for
an SP PRODUCT, except that for an SP PROTEIN PRODUCT this milestone shall be split with [***] upon successful completion of Phase I and another [***] upon successful completion of Phase II(a);
                           (ii) [***] upon  first  submission  of an application
for regulatory approval of an SP PRODUCT in a MAJOR MARKET;
                           (iii) [***] upon the first approval of an SP  PRODUCT
for commercial sale in a MAJOR MARKET (provided, however, that any pricing and third party reimbursement approvals (including governmental pricing and reimbursement approvals as necessary for sale of the SP PRODUCT are also received).

         The milestone payments provided in this paragraph shall only be made once for each SP PRODUCT and shall not be made in the case of improvements or modifications such as but not limited to changed forms, formats, salts, formulations, indications, processes or protocols of an SP PRODUCT for which the payments were previously made.
         3.5 Royalty obligations under this Agreement and any agreements that SP shall enter into with a licensee, with respect to SP PRODUCT, shall terminate on a country-by-country and product-by-product basis on the later of (i) ten (10) years after first country-wide launch of each product in each country or (ii) expiration of the last to expire SP PATENT or LICENSED PATENT or COLLABORATION PATENT licensed to SP under this Agreement which covers the making, having made, importing, exporting, offering to sell or using or selling of each product in each country.
         3.6 SP shall not be obligated to pay royalties under Paragraph 3.2 or milestones under Paragraph 3.4 with respect to any of the following:
                  (a) SP PROTEIN PRODUCT as to which the making, having made, using, importing, exporting, offering to sell and selling is not covered by a granted claim of a LICENSED PATENT or COLLABORATION PATENT licensed to SP under this Agreement and of which at least 95% of the full length cDNA coding sequence for, or the cDNA corresponding to the amino acid sequence of the final form of, such SP PROTEIN PRODUCT is independently identified by SP without use of LICENSED TECHNOLOGY or SP TECHNOLOGY.
                  (b) SP DRUG PRODUCT or SP ANTIBODY PRODUCT which is encompassed by a DRUG RESEARCH PLAN or ANTIBODY RESEARCH PLAN submitted by SP in accordance with this Agreement which SP DRUG PRODUCT or SP ANTIBODY PRODUCT is not covered by a claim of a granted LICENSED PATENT or COLLABORATION PATENT licensed to SP under this Agreement and in the case of SP DRUG PRODUCT is DISCOVERED after the later of (i) four years after the end of the INITIAL RESEARCH TERM or (ii) four years after the end of the EXTENDED TERM and in the case of SP ANTIBODY PRODUCT is DISCOVERED after four years after the end of the INITIAL RESEARCH TERM;
                  (c) SP PRODUCT which is DISCOVERED after the INITIAL RESEARCH TERM, or in the case of a SP DRUG PRODUCT after the later of the INITIAL RESEARCH TERM or the EXTENDED TERM, and which SP PRODUCT is not encompassed by a RESEARCH PLAN submitted by SP under this Agreement, and the only reason why such SP PRODUCT is SP PRODUCT is because of use of one or more of the following: (i) use of unpatented LICENSED TECHNOLOGY after the later of the end of the INITIAL RESEARCH TERM or EXTENDED TERM which LICENSED TECHNOLOGY at the time of such use is generally available to the public, and/or (ii) use of SP TECHNOLOGY developed after the later of the end of the INITIAL RESEARCH TERM or EXTENDED TERM which is SP TECHNOLOGY only as the result of use of unpatented LICENSED TECHNOLOGY which is generally available to the public at the time of such use, and/or (iii) use of SOFTWARE after the later of the end of the INITIAL RESEARCH TERM or EXTENDED TERM.
                  (d) SP PRODUCT which is DISCOVERED after the later of four years after the end of the INITIAL RESEARCH TERM or EXTENDED TERM, which SP PRODUCT is not encompassed by a RESEARCH PLAN submitted by SP in accordance with this Agreement

"The information below marked [***] has been omitted pursuant to a request for confidential treatment. The omitted portions have been separately filed with the Commission."

and which SP PRODUCT is an SP PRODUCT only because the SP PRODUCT is based on the use of or derived by the use of SP TECHNOLOGY.
                  (e) SP PRODUCT for which SB is granted co-promotion rights under the SP/SB AGREEMENT.
                  (f) SP DRUG PRODUCT or SP ANTIBODY PRODUCT which is DISCOVERED by or on behalf of SP which is a SP DRUG PRODUCT or SP ANTIBODY PRODUCT, respectively, only as a result of the use of a TARGET as to which at least 95% of the full length cDNA coding sequence for, or the cDNA corresponding to the amino acid sequence of the final form of, such TARGET is independently identified by SP without use of LICENSED TECHNOLOGY or SP TECHNOLOGY, and where neither the SP DRUG PRODUCT nor SP ANTIBODY PRODUCT nor the TARGET is covered by a granted claim of a LICENSED PATENT or COLLABORATION PATENT.
         3.7 [***] of all payments to be made by SP pursuant to Sections 3.1 and 3.4 shall be paid by [***] and [***] shall be paid by [***] All payments to be made by SP pursuant to Section 3.2 shall be apportioned between Schering Corporation and Schering-Plough Ltd. according to the provisions of Section
12.5. The foregoing notwithstanding, Schering Corporation and Schering-Plough Ltd. are jointly and severally liable for any and all payments by SP to HGS pursuant to this Section 3, provided that payments made by Schering-Plough Ltd. does not cause HGS to be subject to additional taxes and/or a withholding tax solely as a result of such payments being made by Schering- Plough Ltd. In the event that (i) payments made by Schering-Plough, Ltd. cause HGS to be subject to additional taxes and/or withholding tax, and (ii) such additional taxes and/or withholding tax are due solely as a result of such payments being made by Schering-Plough, Ltd., then SP and HGS shall agree upon an alternative manner of payment.
         3.8 The manner in which statements and remittances of royalty payments are handled are as set forth in Section 12 hereof.

4.       RESEARCH TERM AND RESEARCH PLANS
         --------------------------------

         4.1 The INITIAL RESEARCH TERM shall terminate five years after the EFFECTIVE DATE.
         4.2 The INITIAL RESEARCH TERM may be extended for up to five additional years by written notice provided to HGS by SP at least sixty (60) days prior to the end of the INITIAL RESEARCH TERM or at least sixty (60) days prior to the end of any one year extension thereof. A payment of [***] for each additional year shall be due within ten (10) days of the end of the INITIAL RESEARCH TERM or the end of any one year extension thereof, as the case may be.

         4.3 A DRUG RESEARCH PLAN and/or a PRELIMINARY DRUG PLAN may only be submitted to HGS by SP during the INITIAL RESEARCH TERM and/or the EXTENDED TERM. An ANTIBODY RESEARCH PLAN and/or a PRELIMINARY ANTIBODY PLAN may only be submitted by SP to HGS during the INITIAL RESEARCH TERM.
          4.4 A PROTEIN RESEARCH PLAN may only be submitted by SP to HGS during the INITIAL RESEARCH TERM and only in accordance with Section 7. Such a PROTEIN RESEARCH PLAN shall be deemed to also be an ANTIBODY RESEARCH PLAN for all antibodies against the THERAPEUTIC PROTEIN.

          4.5 (a) SP agrees that SP will not initiate screening to evaluate multiple chemical entities for activity or a formal program of rational drug design (i) with respect to a TARGET which is a PRODUCT, or with respect to a SP DRUG PRODUCT, during the INITIAL RESEARCH TERM or EXTENDED TERM without first submitting a PRELIMINARY DRUG PLAN, or (ii) with respect to an SP ANTIBODY PRODUCT without first submitting to HGS a PRELIMINARY ANTIBODY PLAN during the INITIAL RESEARCH TERM.
             (b) In the event that a DRUG RESEARCH PLAN submitted by SP to HGS is directed to the use of a TARGET which was DISCOVERED by or on behalf of SP without the assistance of HGS and/or SB and/or a COLLABORATION PARTNER, HGS agrees not to use such TARGET and/or any biological information with respect to such TARGET contained in the DRUG RESEARCH PLAN until such TARGET is generally identified to the public, unless HGS has initiated use thereof prior to submission of such DRUG RESEARCH PLAN or HGS and/or SB and/or a COLLABORATION PARTNER DISCOVERS such TARGET prior to receipt of the DRUG RESEARCH PLAN from SP.
             (c) HGS agrees not to disclose to SB and/or a THIRD PARTY any RESEARCH PLANS submitted by SP, or TARGETS encompassed by such RESEARCH PLANS, provided, however, that HGS may disclose TARGETS to the extent disclosed to the public.
         4.6 With respect to each TARGET encompassed by an ANTIBODY RESEARCH PLAN, SP shall identify to HGS in writing the full length DNA coding sequence therefor promptly after such DNA coding sequence is available to the public.

         4.7 With respect to each TARGET encompassed by a DRUG RESEARCH PLAN, SP shall identify to HGS in writing the full length DNA coding sequence therefor promptly after such DNA coding sequence is available to the public.

5.       ADDITIONAL PAYMENTS
         -------------------

         5.1 (a) In support of HGS' research, SP shall pay to HGS a total of ten million dollars (US$ 10,000,000) which shall be due and payable as follows:
                           (i) Two million US dollars  ($US 2,000,000 within ten
(10) days  after the  EFFECTIVE DATE:
                           (ii) Two million US dollars  (US $2,000,000) on  each
of the first through fourth anniversaries of the EFFECTIVE DATE.
             (b) In the event that any payment due and payable under Paragraph 5.1(a) is not paid when due and payable and remains unpaid for a period of thirty (30) days after written notice by HGS to SP of such failure, or if this Agreement is terminated by HGS under Section 13, then all amounts which are to be paid under Paragraph 5.1(a) which have not been paid shall become immediately due and payable at the end of such thirty (30) day period.

6.       TECHNOLOGY TRANSFER AND ADDITIONAL LICENSED TECHNOLOGY
         ------------------------------------------------------

         6.1 (a) Promptly after the EFFECTIVE DATE, HGS shall disclose to SP all information which is HGS TECHNOLOGY.
                  (b) Throughout the INITIAL RESEARCH TERM, except as provided in Paragraph 6.2, HGS shall promptly provide to SP all information which is HGS TECHNOLOGY and materials (as available to HGS and as reasonably requested by SP) which are HGS TECHNOLOGY including, without limitation, (i) preliminary annotation data of DNA sequences which are HGS TECHNOLOGY such as tissue source; library specifications for libraries from which DNA sequences which are HGS TECHNOLOGY are obtained;
(ii) sequence homologies and motif searches with respect to DNA sequences (and encoded polypeptides) which are HGS TECHNOLOGY; (iii) biological information obtained by HGS with respect to DNA sequences and encoded polypeptides which are HGS TECHNOLOGY; and (iv) clones containing sequences which are HGS TECHNOLOGY as available to HGS and as reasonably requested by SP; and (v) expression cell lines and vectors, as reasonably requested by SP and as available to HGS and to the extent that HGS is not contractually precluded from providing them, is for the sole purpose of research and development in the SP FIELD. SP understands and agrees that experimental data relating to characterization of DNA and encoded polypeptides are not included in this Paragraph 6.1(b).
                  (c) Except as otherwise set forth herein, HGS TECHNOLOGY to be provided to SP pursuant to Paragraphs 6.1(a) and 6.1(b)(i), (ii) and (iii) shall be in the form of electronic transfers of the HGS TECHNOLOGY and HGS shall deliver the HGS TECHNOLOGY to SP in a manner and format which is compatible for use with the SOFTWARE.
                  (d) Promptly after the EFFECTIVE DATE, HGS will provide SP with printouts of HGS full length gene reports which are HGS TECHNOLOGY and/or SPECIAL SB TECHNOLOGY, which reports shall be sorted by THERAPEUTIC PROTEINS and TARGETS.
                  (e) SB shall promptly disclose to SP all information which is SPECIAL SB TECHNOLOGY, which shall be disclosed to SP directly by SB and/or through HGS. SB agrees that it will provide SP promptly after the EFFECTIVE DATE with an inventory (including

TARGET descriptions and code numbers) of all SPECIAL SB TECHNOLOGY. A template of the form in which the SPECIAL SB TECHNOLOGY is generally available is attached as Appendix H of this Agreement. SB further agrees that promptly after the EFFECTIVE DATE it shall make reasonably available to SP, as mutually agreed, the appropriate SB personnel necessary to meet with representatives of SP to provide details of biological information which is SPECIAL SB TECHNOLOGY to enable such representatives of SP to prioritize the delivery of SPECIAL SB TECHNOLOGY from SB and/or HGS to SP. Both SB and SP agree to act in good faith to effect the prompt and orderly delivery of all SPECIAL SB TECHNOLOGY to SP in accordance with SP priorities. SB agrees that such delivery shall be completed no later than ninety (90) days after the EFFECTIVE DATE.
         6.2 HGS shall not be required to transfer to SP sequence data consisting of second walks and full length sequences or biological information or clones, in each case which are HGS TECHNOLOGY with respect to potential THERAPEUTIC PROTEINS, until HGS, SP, SB or a COLLABORATION PARTNER obtains exclusive rights thereto pursuant to Section 7. The preceding sentence shall not apply to second walks performed by HGS at the specific request of SP.
         6.3 The transfer of LICENSED TECHNOLOGY to SP shall be documented by HGS and SB, as the case may be. Such documentation shall include, but not be limited to, transfer of LICENSED TECHNOLOGY to SP electronically and/or in writing and/or, in the case of oral transfer, by written notice to SP of the substance of such oral transfer.
         6.4 At the later of the end of the INITIAL RESEARCH TERM or the EXTENDED TERM, as the case may be, SP shall promptly return to HGS and SB, as the case may be, any and all LICENSED TECHNOLOGY other than LICENSED TECHNOLOGY as to which SP retains a license hereunder, including, without limitation, LICENSED TECHNOLOGY which is not deemed confidential in accordance with Paragraph 10.2.
         6.5 SP agrees to maintain security measures (including but not limited to computer and computer network security measures) for LICENSED TECHNOLOGY which are similar to the measures currently employed by SP to safeguard its own confidential information. These security measures have been discussed with HGS and SB which both agree that such security measures are acceptable to HGS and SB respectively.
          6.6 (a) To the extent it has not already been provided to SP, HGS shall provide to SP, promptly following the EFFECTIVE DATE, without additional charge, initial copies of the SOFTWARE and thereafter, during the INITIAL RESEARCH TERM, as they become available, copies of any enhancements to the
SOFTWARE made by HGS during the INITIAL RESEARCH TERM, including all modifications to the SOFTWARE which increase the speed, efficiency or ease of operation of the SOFTWARE, or add additional capabilities to or otherwise improve the functions of the SOFTWARE.
             (b) For a period of two years after the EFFECTIVE DATE, HGS shall provide to SP, without additional charge, all necessary telephone or on-site consultation requested by SP in connection with its use and operation of the SOFTWARE or any problems therewith. Telephone consultation shall be provided by HGS during normal business hours.
             (c) SP shall have the right, in its own discretion, to independently modify the SOFTWARE for its own purposes and use SOFTWARE, through the services of its own employees or of independent contractors, provided that same agree not to disclose or distribute any part of the SOFTWARE to any other person or entity or otherwise violate HGS's proprietary rights therein. SP shall be the owner of any such modification. SP may, at its sole discretion, provide such SOFTWARE modifications to HGS, which will be retained by HGS in confidence and will not be disclosed to SB, a COLLABORATION PARTNER or any THIRD PARTY without the prior written consent of SP. HGS shall not incorporate any such modification into its software for distribution to SB, COLLABORATION PARTNERS or THIRD PARTY(IES) unless SP (in its sole discretion) first consents in writing and HGS first agrees to pay SP a reasonable royalty, pursuant to mutually agreed upon terms. SP acknowledges and agrees that SOFTWARE and any modified SOFTWARE developed by or on behalf of SP may only be used by or for SP and may not be transferred to SB or a THIRD PARTY.
         6.7 During the INITIAL RESEARCH TERM SP shall have the right to prioritize the sequencing by HGS of 70,000 expressed sequence tags per year. HGS shall use diligent efforts to complete such prioritized sequencing (including sequencing from cDNA libraries supplied by SP) as mutually agreed by HGS and SP, subject to timely receipt by HGS of directions regarding prioritization and/or cDNA libraries suitable for such sequencing from SP. All such expressed sequence tags and the clones containing such expressed sequence tags shall be owned by HGS and shall be HGS TECHNOLOGY under this Agreement.
         6.8 During the INITIAL RESEARCH TERM, HGS shall maintain its annual human cDNA sequencing activities at a level at least commensurate with the level of human cDNA sequencing during the one year period immediately prior to the EFFECTIVE DATE.

         6.9 SP may request additional research services from HGS at HGS's fully allocated cost where HGS and SP mutually agree thereto. For sequencing of SP libraries under this Paragraph, HGS will not use or disclose sequences sequenced from such libraries to COLLABORATION PARTNERS or SB until twelve (12) months after delivery of such sequences to SP.
         6.10 HGS shall have the right to delay for a period of (12) months disclosure to SP of such HGS TECHNOLOGY resulting from work performed by HGS for a COLLABORATION PARTNER or SB pursuant to a provision of an agreement with a COLLABORATION PARTNER or the COLLABORATION AGREEMENT similar to Paragraph 6.9 of this Agreement.
         6.11 Any sequences and clones containing such sequences arising under Pargraph 6.9 shall be owned by HGS and are HGS TECHNOLOGY.

7.       THERAPEUTIC PROTEINS
         --------------------

         7.1 SP, a COLLABORATION PARTNER, HGS or SB shall obtain exclusive rights to any specific THERAPEUTIC PROTEIN which is a PRODUCT in the SP FIELD provided:
                  (a) as among SP, HGS, SB and such COLLABORATION PARTNER, such entity is the first to submit to HGS, or in the case of HGS to submit to SB, an information package as permitted under this Agreement (or an agreement between SB and/or HGS and each of the COLLABORATION PARTNERS) prior to the end of the INITIAL RESEARCH TERM which:
                  (i) demonstrates evidence of in vivo biological activity for any such THERAPEUTIC PROTEIN. Such evidence of in vivo biological activity must be statistically different (p less than 0.05) from control for at least one data point, and must be demonstrated in an experiment using at least three (3) dosages of the test substance in which at least a trend of dose related activity is demonstrated,
                             OR
                   (ii) in the case of a THERAPEUTIC PROTEIN (a) for which in vivo activity cannot be demonstrated after bone fide attempts to do so in at least two (2) sub-primate species, or (b) it is demonstrated by documented evidence (from scientific literature or in-house studies) that the relevant effector system does not exist in sub-primates, or (c) it is demonstrated by documented evidence (from scientific literature or in-house studies) that there is an absence of reactivity with relevant targets in sub-primates, demonstrates evidence of in vitro biological activity in at least one (1) relevant cellular based assay for any such THERAPEUTIC PROTEIN. Such evidence of in vitro biological activity must be statistically different (p less than 0.05) from control for at least one data point, and must be demonstrated in an experiment using at least three (3) concentrations of the test substance in which at least a trend of dose related activity is demonstrated.
              The preparation used to demonstrate biological activity shall be:
                  (i) a purified preparation in which at least 75% (w/w) of the protein component of the preparation is the THERAPEUTIC PROTEIN; or
                  (ii) a purified preparation in which the relative concentration and/or specific activity of the THERAPEUTIC PROTEIN has been increased at least 1000 fold as compared to an unpurified preparation.

"The information below marked [***] has been omitted pursuant to a request for confidential treatment. The omitted portions have been separately filed with the Commission."

         In no case shall the concentration of the THERAPEUTIC PROTEIN be less than 1 microgram/ml. in the purified preparation of (i) or (ii). Such purified preparation shall be shown to have a biological activity which is not attributable to endotoxin contamination; and
                  (b) exclusive rights to such THERAPEUTIC PROTEIN have not been previously given to SB or HGS or SP or a COLLABORATION PARTNER as the case may be in accordance with the requirements of this Paragraph 7.1 or under Paragraph 7.2; and
                  (c) SP, HGS, the COLLABORATION PARTNERS or SB as the case may be, submits with the information package a PROTEIN RESEARCH PLAN therefor.
         7.2 SP acknowledges and agrees that rights are not available to SP under this Section with respect to the following THERAPEUTIC PROTEINS:

                  Therapeutic Protein                HGS Sequence ID
                                                     ---------------

                    [***]                              [***]
                    [***]                              [***]
                    [***]                              [***]
                    [***]                              [***]
                    [***]                              [***]
                    [***]                              [***]
                    [***]                              [***]
                    [***]                              [***]
                    [***]                              [***]
                    [***]                              [***]
                    [***]                              [***]
                    [***]                              [***]

         It is understood that the HGS Sequence ID is for identification purposes only and that, for purposes of paragraph 7.1 and this paragraph 7.2, all clones and sequences and polypeptides associated with the THERAPEUTIC
PROTEIN as well as muteins and fragments thereof are included in the rights granted herein.

         7.3 (a) Within ninety (90) days from the receipt by SP of HGS TECHNOLOGY in existence as of the EFFECTIVE DATE in the form of full length gene reports, relevant to THERAPEUTIC PROTEINS which are PRODUCTS, SP shall have the right to obtain exclusive rights to two (2) THERAPEUTIC PROTEINS under Paragraph
7.1 without meeting the evidence requirements of Paragraph 7.1 (a).
                  (b) To the extent available to HGS as of the EFFECTIVE DATE, HGS shall provide SP with reasonable quantities of THERAPEUTIC PROTEINS which are HGS TECHNOLOGY.
                  (c) HGS will also promptly provide to SP all material information relating to the granted patents and pending patent applications in existence as of the EFFECTIVE DATE for each THERAPEUTIC PROTEIN.
         7.4 The rights granted to a THERAPEUTIC PROTEIN under this Section 7 and Paragraph 2.4 includes muteins and fragments thereof.
         7.5 HGS shall notify SP in writing as to whether or not SP has obtained exclusive rights to a THERAPEUTIC PROTEIN under this Section 7 within ten (10) business days after submission of an information package to HGS by SP. The failure of HGS to respond within such period shall be deemed to be notification that the information package meets the requirements of this Section 7.
         7.6 In the event that SP is notified that an information package submitted by SP does not meet the requirements of Paragraph 7.1, such notification shall include the reasons as to why such information package does not meet such requirements. If the reason for such notification is that the information package did not include the data and/or RESEARCH PLAN required by Paragraph 7.1 and SP disagrees with such notification, then HGS and SP shall attempt to resolve such differences including by discussions between senior management of HGS and SP, if necessary. If such dispute is not resolved within twenty (20) days, then SP shall have the right to submit such dispute to binding arbitration under Section 29 and if SP fails to do so, then the decision that such information package did not meet such requirements shall be binding on SP. If there is a dispute under this Agreement and/or the COLLABORATION AGREEMENT and/or an agreement with a COLLABORATION PARTNER with respect to a THERAPEUTIC PROTEIN as to whether or not a party thereto was the first to submit an information package meeting the requirements of paragraph 7.1 (or requirements essentially identical thereto), then no rights will be granted with respect to such THERAPEUTIC PROTEIN until such dispute is resolved. In the event that SP is notified that HGS, SB or a COLLABORATION PARTNER has, prior to SP, submitted an information package and PROTEIN RESEARCH PLAN for the same THERAPEUTIC PROTEIN for which SP has also filed an information package and PROTEIN RESEARCH PLAN, such notification shall also include:
                  (i) the date on which the non-SP information package and PROTEIN RESEARCH PLAN was received by HGS or SB, as appropriate; and
                  (ii) a certification on behalf of HGS, signed by a senior officer of HGS, that such non-SP information package (i.e., by HGS and/or SB and/or a COLLABORATION PARTNER) met all of the requirements of Paragraph 7.1 prior to HGS's receipt of SP's information package and PROTEIN RESEARCH PLAN for the same THERAPEUTIC PROTEIN.
         7.7 (a) Subject to the  dispute  requirements  of  Paragraph  7.6,  the parties acknowledge and agree that a decision by HGS (or in the case of a submission by HGS a decision by SB) that a party hereto or a COLLABORATION PARTNER has submitted an information package which meets the requirements of this Section 7 and as a result has exclusive rights to a THERAPEUTIC PROTEIN shall be final and binding between the parties hereto and shall also be final and binding between SP and a COLLABORATION PARTNER provided that such COLLABORATION PARTNER also agrees that the rights granted to SP under this
Section 7 are final and binding as to such COLLABORATION PARTNER. (b) Neither SB nor HGS shall have any liability to SP with respect to their respective decisions that SB, HGS or a COLLABORATION PARTNER has exclusive rights to a THERAPEUTIC PROTEIN under this Agreement, the COLLABORATION AGREEMENT or an agreement with a COLLABORATION PARTNER or that SP does or does not have rights to a THERAPEUTIC PROTEIN unless there has been willful misconduct by HGS and/or SB.
         7.8 HGS shall identify to SP, by HGS sequence ID, each THERAPEUTIC PROTEIN which is a PRODUCT as to which exclusive rights have been granted to HGS and/or SB and/or a COLLABORATION PARTNER within ten (10) business days after the granting of such rights.
         7.9 HGS agrees that information packages and PROTEIN RESEARCH PLANS submitted by SP with respect to THERAPEUTIC PROTEINS shall be strictly confidential and shall be provided to only those employees at HGS who are to decide whether or not the information package meets the requirements of Paragraph 7.1, not to exceed five (5) employees.

HGS further agrees that all such information packages and PROTEIN RESEARCH PLANS will not be utilized by or on behalf of HGS for any purpose.
         7.10 HGS agrees that it will promptly inform SB and each COLLABORATION PARTNER of each THERAPEUTIC PROTEIN by HGS Sequence ID number for which exclusive rights have been granted to SP under this Agreement, but in doing so will not identify SP as the party to whom such exclusive rights have been granted.
         7.11 HGS agrees that for each THERAPEUTIC PROTEIN for which it is seeking exclusive rights (other than those specified in Paragraph 7.2), HGS will submit to SB an information package and a PROTEIN RESEARCH PLAN therefor in conformity with the terms and conditions of Paragraph 7.1 for evaluation. SB will, in good faith, determine whether or not such information package and PROTEIN RESEARCH PLAN meet the criteria set forth in Paragraph 7.1 of this Agreement.
         Subject to the dispute requirements of Paragraph 7.6, the parties acknowledge and agree that a decision by SB that HGS has submitted an information package and PROTEIN RESEARCH PLAN which meets the requirements of this Section 7 and as a result that HGS has exclusive rights to a THERAPEUTIC PROTEIN shall be final and binding as among the parties hereto.
         7.12 For purposes of this Section 7, an information package and/or a PROTEIN RESEARCH PLAN shall be deemed submitted when it is actually received by HGS or SB, as the case may be.

"The information below marked [***] has been omitted pursuant to a request for confidential treatment. The omitted portions have been separately filed with the Commission."

         7.13 For purposes of this Section 7, the term "business day" shall mean each weekday which is not a legal holiday in the City of New York and which is a day on which each of the parties would normally conduct business operations.

8.       PRODUCT DEVELOPMENT
         -------------------

         8.1 SP shall use diligent efforts to develop, market, promote and sell royalty bearing SP PROTEIN PRODUCT equivalent to those efforts it uses with respect to the proteins of similar value and status, subject to SP's right to terminate such efforts and surrender all rights in and to such THERAPEUTIC PROTEIN.
         8.2 After the INITIAL RESEARCH TERM, SP shall use diligent efforts to develop screens and to screen for SP DRUG PRODUCTS which are the subject of a DRUG RESEARCH PLAN submitted by SP equivalent to those efforts it uses to develop and screen for drug products using its other proprietary targets of similar value and status.
         8.3 Within sixty (60) days after the end of each calendar year, SP shall provide to HGS in writing annual reports with respect to work performed by or for SP under RESEARCH PLANS.

9.       SP CO-RIGHTS
         ------------

         9.1 In addition to the rights obtained by SP with respect to THERAPEUTIC PROTEINS under Section 7, HGS acknowledges and agrees that SP shall have the right and option to obtain rights in and to [***] THERAPEUTIC PROTEINS as to which HGS has obtained exclusive rights under Section 7 which have not been licensed to another entity prior to initiating Phase II(a) Clinical Studies and as to which Phase II(a) Clinical Studies have been completed by or on behalf of HGS. The option shall be exercised by SP in writing within sixty

"The information below marked [***] has been omitted pursuant to a request for confidential treatment. The omitted portions have been separately filed with the Commission."


(60) days after HGS notifies SP in writing that such studies have been completed. HGS and SP may mutually agree that such rights may be exercised at an earlier time. Upon exercise of the option, HGS and SP shall negotiate a separate agreement which shall embody the following principles:
         (a) HGS and SP shall equally share all prospective costs, expenses and profits incurred with respect to such two products after completion of Phase IIa clinical studies, provided, however, that such costs and expenses shall not include the cost of capital expenditures, except to the extent that the depreciation of capital expenditures is included in costs and expenses.
         (b) SP's rights will be determined by mutual agreement and may include (i) copromotion and/or (ii) co-marketing and/or (iii) exclusive rights in agreed-to territories.
         (c) Neither HGS nor SP shall have a right to sublicense its co-promotion or co- marketing rights.
         (d) A Japanese company may have certain rights to the products in Japan and to the extent that such rights exist, SP and HGS shall adjust the rights in the remainder of the world to compensate SP for loss of rights in Japan.

         9.2 [***].

         9.3(a) In the event that, prior to initiating Phase II(a) Clinical Studies, HGS decides to license a THERAPEUTIC PROTEIN as to which HGS has obtained exclusive rights under

Section 7, then HGS shall offer such THERAPEUTIC PROTEIN to SP in writing, along with the PROTEIN RESEARCH PLAN submitted by HGS with respect thereto, and within ninety (90) days thereafter SP shall have the right, in its sole discretion, to designate such THERAPEUTIC PROTEIN as an SP PROTEIN PRODUCT subject to the terms and conditions of this Agreement. With such written notice by SP, SP shall also submit a PROTEIN RESEARCH PLAN.
         (b) The option granted to SP under paragraphs 9.1 and 9.3(a) shall not be applicable to any THERAPEUTIC PROTEIN after SP has exercised its option under Paragraph 9.1 and under Paragraph 9.3(a) such that in the aggregate SP has obtained rights under Paragraphs 9.1 and 9.3(a) to two (2) THERAPEUTIC PROTEINS.
         (c) By written notice to HGS, SP within its sole discretion may surrender all rights to a THERAPEUTIC PROTEIN as to which SP has exercised its option under Paragraph 9.3(a), and at such time, such THERAPEUTIC PROTEIN shall become a THERAPEUTIC PROTEIN as to which HGS has exclusive rights. SP shall grant to HGS a license to any and all technology, data and information which SP has developed with respect to such surrendered THERAPEUTIC PROTEIN. Effective upon such surrender of such THERAPEUTIC PROTEIN, for the purposes of Paragraph 9.3(b), such THERAPEUTIC PROTEIN shall not be counted as a THERAPEUTIC PROTEIN as to which SP has exercised its option under Paragraph 9.3(a).
         (d) SB shall have no rights under the SP/SB AGREEMENT with respect to any THERAPEUTIC PROTEIN as to which SP obtains rights under Paragraph 9.3(a).

10.      CONFIDENTIALITY
         ---------------

         10.1 Subject to Paragraphs 10.2 and 10.3 and 10.4, the parties agree not to disclose and/or provide to a THIRD PARTY information and/or materials received from another party and to use the information and materials received from the other party only as licensed hereunder.
         10.2 Unless otherwise restricted by this Agreement, the confidentiality obligations of paragraph 10.1 shall not apply to information and/or materials which:
                  (i)     was known to the receiving party or generally known to
                          the public prior to its disclosure hereunder; or
                  (ii)    subsequently becomes known to the public by some means
                          other than a breach of this Agreement;
                  (iii) is subsequently disclosed to the receiving party by a THIRD PARTY having a lawful right to make such disclosure and who is not under an obligation of confidentiality to the disclosing party;
                  (iv) is required by law or bona fide legal process regulation, rule, act or order of any governmental agency or authority to be disclosed, provided that the party required to make the disclosure takes all reasonable steps to restrict and maintain confidentiality of such disclosure and provides reasonable notice to the party providing the information and/or materials;
                  (v)     is approved for release by the parties, or
                  (vi) is independently developed by the employees or agents of a party or their respective AFFILIATES without any knowledge of the information and/or materials provided by another party, provided that such independent development can be properly demonstrated by the party disclosing the information and/or materials.
         10.3 (a) Notwithstanding Paragraph 10.1, SP may disclose and/or provide LICENSED TECHNOLOGY to a THIRD PARTY who (i) receives a license from SP to LICENSED TECHNOLOGY in conjunction with a license to an SP PRODUCT as permitted by Paragraph 2.9 hereof, or (ii) is a THIRD PARTY contractor assisting SP with respect to an SP PRODUCT, provided that such THIRD PARTY enters into an agreement as provided in Paragraph 10.4, and such THIRD PARTY agrees to confidentiality and non-use obligations essentially identical to Paragraph 10.1.
              (b) Unless restricted by other provisions of this Agreement, the obligations of Paragraph 10.1 shall not restrict the ability of HGS or SB to disclose information and/or provide materials to a THIRD PARTY, provided that such THIRD PARTY enters into an agreement by which the THIRD PARTY agrees to confidentiality and non-use obligations essentially identical to Paragraph 10.1.
         10.4 In the event that SP intends to transfer or disclose LICENSED TECHNOLOGY to a THIRD PARTY contractor as permitted by Paragraph 10.3 no such transfer or disclosure shall take place until such THIRD PARTY enters into an agreement with SP by which SP is granted ownership of or a license (including the right to grant sublicenses) to all inventions (and patent rights based thereon) which result from the use of LICENSED TECHNOLOGY. Any such inventions and patents shall be SP TECHNOLOGY and SP PATENTS subject to the terms and conditions of this Agreement, provided, however, that any such inventions and patents which result from any incidental or immaterial use of LICENSED TECHNOLOGY shall not be SP TECHNOLOGY or SP PATENTS.
         10.5 All confidential information disclosed by one party to another party shall remain the intellectual property of the disclosing party. In the event that a court or other legal or administrative tribunal, directly or through an appointed master, trustee or receiver, assumes partial or complete control over the assets of a party to this Agreement based on the insolvency or bankruptcy of such party, the bankrupt or insolvent party shall promptly notify the court or other tribunal (i) that confidential information received from the other party under this Agreement remains the property of another party and (ii) of the confidentiality obligations under this Agreement. In addition, the bankrupt or insolvent party shall, to the extent permitted by law, take all steps necessary or desirable to maintain the confidentiality of the other party's(ies') confidential information and to insure that the court, other tribunal or appointee maintains such information in confidence in accordance with the terms of this Agreement.
         10.6 (a) No public announcement concerning (i) the existence of or terms of this Agreement, (ii) research and/or discoveries made by SP, (iii) milestones achieved by SP, and (iv) exercise by SP of rights and options granted under this Agreement, shall be made, either directly or indirectly, by any party to this Agreement without prior written notice to the other parties and, except as may be legally required, or as may be legally required for a public offering of securities, or as may be required for recording purposes, without first obtaining the approval of the other parties and agreement upon the nature and text of such announcement. The party desiring to make any such public announcement shall inform the other parties of the proposed announcement or disclosure in reasonably sufficient time prior to public release, and shall provide the other parties with a written copy thereof, in order to allow such other parties to comment upon such announcement or disclosure. This Paragraph 10.6 shall not apply to any information in an public announcement which is information essentially identical to that contained in a previous public announcement agreed to pursuant to this paragraph.
                  (b) HGS and/or SB may provide a COLLABORATION PARTNER with a copy of this Agreement.
         10.7 Without the written consent of HGS and SB, SP shall not submit for written or oral publication any manuscript, abstract or the like which includes SP TECHNOLOGY which is or is directed to a TARGET and/or is a THERAPEUTIC PROTEIN prior to the earlier of (i) eighteen months after SP files an SP PATENT which claims such TARGET or THERAPEUTIC PROTEIN or (ii) with respect to a THERAPEUTIC PROTEIN, the date on which SP obtains rights to such THERAPEUTIC PROTEIN pursuant to Section 7 or (iii) such TARGET or THERAPEUTIC PROTEIN has been published in a printed publication other than through a breach of this paragraph 10.7.

11.      PATENT PROSECUTION AND LITIGATION
         ---------------------------------

         11.1 A party shall have and retain sole and exclusive title to all inventions, discoveries, designs, works of authorship and other know-how which are made, conceived, reduced to practice or generated by its employees, agents, or other persons acting under its authority. As to all inventions, discoveries, designs, works of authorship and other know-how made, conceived, reduced to practice or generated jointly by employees, agents, or other persons acting under the authority of two or more parties, such parties shall own an equal undivided interest therein. In the event of jointly owned inventions, in the case where HGS is one of the joint owners, HGS shall be responsible for the filing, prosecution and maintenance of patents and patent applications directed thereto under the terms and conditions of Paragraph 11.2 and if HGS is not one of the joint owners, then, to the extent that SP is a joint owner, SP shall be responsible for the filing, prosecution and maintenance thereof under the terms and conditions of Paragraph 11.3, in each case, however, each of the joint owners shall be responsible for an equal share of the cost and expense thereof. HGS or SP, as appropriate, shall consult with all joint owners with respect to strategies for filing, prosecution and maintenance of patents and patent applications for which it bears responsibility under this Section 11.1, and shall keep such joint owners reasonably informed with regard to filing, prosecution and maintenance activity for such patents and patent applications, provided, however, that HGS or SP, as appropriate, shall have final decision-making authority with respect to filing, prosecution and maintenance of any patents and patent applications for which it is responsible. If a joint owner does not desire to file, prosecute or maintain a patent or patent application to a joint invention, such owner shall assign its ownership interest therein to the other joint owner(s) and shall no longer be responsible for the cost and expense thereof, and shall have no further right to consult, review or comment with respect to the filing, prosecution and maintenance of said patent or patent application. All patents and patent applications to joint inventions which are LICENSED TECHNOLOGY and/or SP TECHNOLOGY shall be LICENSED PATENTS and SP PATENTS, respectively, subject to the terms and conditions of this Agreement; otherwise, any joint owner shall be free to dispose of its interest therein without accounting to any other owner.

         11.2 (a) HGS and SB, as the case may be, shall have the right within its sole discretion to prepare, file, prosecute and maintain LICENSED PATENTS owned by HGS and SB, respectively. With respect to LICENSED PATENTS as to which SP retains a license hereunder, subject to Paragraph 11.10, HGS and SB, as the case may be, shall keep SP reasonably informed with respect to the filing and prosecution thereof (including interference proceedings). In the event that HGS or SB, as the case may be, and do not intend to prepare, file, prosecute and/or maintain patent protection in any country with respect to LICENSED TECHNOLOGY (other than expressed sequence tags (ESTs)) which is or would be a LICENSED PATENT as to which SP retains a license hereunder, HGS or SB, as the case may be, shall, at SP's option, do so at the cost and expense of SP. In the event that SB or a COLLABORATION PARTNER also makes such a request in a country, such costs shall be apportioned between SP and the requesting entity(ies).
                  (b) SP shall have the right within its sole discretion to prepare, file, prosecute and maintain SP PATENTS. With respect to SP PATENTS as to which HGS retains a license hereunder, subject to Paragraph 11.11, SP shall keep HGS reasonably informed with respect to the filing and prosecution thereof (including interference proceedings). In the event that SP does not intend to prepare, file, prosecute and/or maintain patent protection in any country with respect to SP TECHNOLOGY which is or would be an SP PATENT as to which HGS retains a license hereunder, SP shall, at HGS' option, do so at the cost and expense of HGS.
                  (c) SP will provide HGS or SB, as appropriate, reasonable assistance to enable HGS or SB, as appropriate, to prepare, file, prosecute and maintain LICENSED PATENTS pursuant to section 11.2(a). HGS will provide SP reasonable assistance to enable SP to prepare, file, prosecute and maintain SP PATENTS pursuant to section 11.2(b).
         11.3 Each party, on behalf of itself, its AFFILIATES and its and their respective directors, employees, officers, shareholders, agents, successors and assigns hereby waives any and all actions and causes of action, claims and demands whatsoever, in law or equity of any kind it or they may have against another party, its AFFILIATES and its or their respective officers, directors, employees, shareholders, agents, successors and assigns, which may arise from performance of patent activities under this Section, except those which result from gross negligence, recklessness, or willful misconduct.
         11.4 (a) In the event of the institution of any suit by a THIRD PARTY against SP or its licensees for patent infringement involving the manufacture, use, import, export, offer for sale, sale, distribution or marketing of SP PRODUCT, SP shall promptly notify HGS in writing. As between HGS, SB and SP, SP shall be solely responsible for the cost and expense of such action and any liability which results therefrom.
                  (b) In the event of the institution of any suit by a THIRD PARTY against HGS and/or SB, or their respective licensees, for patent infringement involving the manufacture, use, import, export, offer for sale, sale, distribution or marketing of any PRODUCT sold by HGS and/or SB or their respective licensees involving or developed using LICENSED TECHNOLOGY and/or SP TECHNOLOGY, HGS and/or SB shall promptly notify SP in writing. As between HGS, SB and SP, HGS and/or SB, as appropriate, shall be solely responsible for the cost and expense of such action and any liability which results therefrom.
         11.5 In the event that HGS, SB or SP becomes aware of actual or threatened infringement of a SP PATENT or LICENSED PATENT anywhere in the TERRITORY, that party shall promptly notify the other parties in writing. The owner of the SP PATENT or LICENSED PATENT shall have the first right but not the obligation to bring, at its own expense, an infringement action against any THIRD PARTY and to use another party's name in connection therewith. If the owner of the patent does not commence a particular infringement action within ninety (90) days, the other party, after notifying the owner in writing, shall be entitled to bring such infringement action, in its own name and/or in the name of the patent owner, at its own expense to the extent that such party is licensed thereunder. The foregoing notwithstanding, in the event that an alleged infringer certifies pursuant to 21 U.S.C. ss.355(b)(2)(A)(iv) against an issued SP PATENT or LICENSED PATENT covering a PRODUCT, as between the patent owner and the owner of the PRODUCT, the party receiving notice of such certification shall immediately notify the other party of such certification, and if fourteen (14) days prior to expiration of the forty five (45) day period set forth in 21 U.S.C. ss.355(c)(3)(C), the owner of the SP PATENT or LICENSED PATENT fails to commence an infringement action, the party receiving notice, in its sole discretion, at its own expense and to the extent that it is licensed under the SP PATENT or LICENSED PATENT, shall be entitled to bring such infringement action in its own name and/or in the name of the patent owner. The party conducting an action under this Paragraph 11.5 shall have full control over its conduct, including settlement thereof provided such settlement shall not be made without the prior written consent of the other licensing party or licensed party if it would adversely affect the patent rights of such party. The licensing party (i.e., the patent owner) and the licensed party (e.g., the owner of the PRODUCT) shall reasonably assist one another and cooperate in any such litigation at the other's request , each such party paying its own costs and expenses. The party conducting the litigation shall periodically reimburse the other party(ies) for its reasonable and actual out-of-pocket expenses for assisting in the litigation , which reimbursement shall be made within thirty
(30) days of receipt by the party conducting the litigation of itemized invoices from the assisting party documenting such expenses.
         11.6 Any recovery made by a party as the result of an action for patent infringement it has conducted under Paragraph 11.5 shall be distributed as follows:
                  (i) The party conducting the action shall recover its actual out -of-pocket expenses.
                  (ii) To the extent that the recovery exceeds the total of item
                  (i), the excess shall be kept by the party conducting the action, provided, however, that to the extent that (a) the recovery is based on an award of lost sales/profits, and (b) the party conducting the action would have incurred a royalty obligation to another party based upon such sales, the party to whom such royalties would have been due shall receive a proportion of the excess recovery corresponding to the royalty percentage it would have otherwise been due.
         11.7 The parties shall periodically keep one another reasonably informed of the status of and of their respective activities regarding any such litigation or settlement thereof.
         11.8 To the extent that the owner of a SP PATENT or a LICENSED PATENT also owns a PRODUCT (covered by an NDA or HRD) which PRODUCT is covered by a granted claim of said SP PATENT or LICENSED PATENT, the owner of said SP PATENT or
LICENSED PATENT shall have the first right to seek extensions of the terms of the patent and to seek to obtain SPCs. If the owner of a SP PATENT or a LICENSED PATENT does not own a PRODUCT covered by a granted claim of said SP PATENT or LICENSED PATENT, then the owner of a PRODUCT (covered by an NDA or HRD) which PRODUCT is licensed under and is covered by a granted claim of said SP PATENT or LICENSED PATENT shall have the right to seek extensions of the terms of the patent and to seek to obtain SPCs. Where more than one (1) PRODUCT is covered by a granted claim of the same SP PATENT or the same LICENSED PATENT, as between SP, HGS, SB and COLLABORATION PARTNERS, the right to seek extensions of the terms of the patent and to obtain SPCs shall be granted by the patent owner to the first of SP, HGS, SB and the COLLABORATION PARTNERS, who is licensed thereunder to submit to the patent owner, in writing, a request to obtain such rights with respect to a PRODUCT (covered by an NDA or HRD) which is approved for marketing and/or sale in at least one country in which said SP PATENT or LICENSED PATENT is in force. Each party shall assist the other in the obtaining of such extensions or SPCs including by authorizing the other party to act as its agent.
         11.9 (a) All rights and licenses granted under or pursuant to this Agreement by one party to another party are, for all purposes of Section 365(n) of Title 11 of the U.S. Code ("Title 11"), licenses of rights to intellectual property as defined in Title 11. The licensing party agrees during the term of this Agreement to maintain and preserve any current copies of all such intellectual property which are in existence and in its possession as of the commencement of a case under Title 11 by or against the licensing party. If a case is commenced by or against the licensing party under Title 11, then, unless and until this Agreement is rejected as provided in
Title 11, the licensing party (in any capacity, including debtor-in-possession) and its successors and assigns (including, without limitation, a Title 11 Trustee) shall, as the party who is a licensee may elect in a written request, immediately upon such request (A) (i) perform all of the obligations provided in this Agreement to be performed by the licensing party, or (ii) provide to the party who is a licensee all such intellectual property (including all embodiments thereof) held by the licensing party and such successors and assigns as of the commencement of a case under Title 11 by or against the licensing party and from time to time thereafter, and (B) not interfere with the rights of the licensing party as provided in this Agreement, or any agreement supplementary hereto, to such intellectual property (including all such embodiments thereof, including any right of the licensing party to obtain such intellectual property or such embodiment) from any other entity.
                  (b)  If a  Title  11  case  is  commenced  by or  against  the licensing party, this Agreement is rejected as provided in Title 11 and the party who is a licensee elects to retain its rights hereunder as provided in Title 11, then the licensing party (in any capacity, including debtor-in-possession) and its successors and assigns (including, without, limitation, a Title 11 Trustee) shall provide to the party who is a licensee all such intellectual property (including all embodiments thereof) held by the licensing party and such successors and assigns immediately upon the party who is a licensee's written request thereof. Whenever, the licensing party or any of its successors or assigns provides to the party who is a licensee any of the intellectual property licensed hereunder (or any embodiment thereof) pursuant to this Paragraph 11.9, the party who is a licensee shall have the right to perform the obligations of the licensing party hereunder with respect to such intellectual property, but neither such provision nor such performance by the party who is a licensee shall release the licensing party from any such obligation or liability for failing to perform it; provided, however, that in such event the party who is a licensee shall not be entitled to compel specific performance by the licensing party under this Agreement except to the extent of enforcing the exclusivity of the license granted hereunder.
                  (c) All rights, powers, remedies, obligations and conditions of the party who is a licensee provided herein are in addition to and not in substitution for any and all other rights, powers, remedies, obligations and conditions of the licensing party or the party who is a licensee now or hereafter existing at law or in equity (including, without limitation, Title 11) in the event of the commencement of a Title 11 case by or against the licensing party. The party who is a licensee, in addition to the rights, powers and remedies expressly provided herein, shall be subject to all obligations and conditions, and shall be entitled to exercise all other such rights and powers and resort to all other such remedies as may now or hereafter exist at law or in equity (including, without limitation, Title 11) in such event. The parties agree that they intend the foregoing rights and obligations of the party who is a licensee to apply to the maximum extent permitted by law, including without limitation for purposes of Title 11, (i) the right of access to any intellectual property (including all embodiments thereof) of the licensing party, or any third party with whom the licensing party contracts to perform an obligation of the licensing party under this Agreement, and, in the case of the third party, which is necessary for the development, registration and manufacture of a product licensed hereunder, and (ii) the right to contract directly with any third party described in clause (i) in this sentence to complete the contracted work.

         11.10 The obligations of HGS and/or SB to keep SP informed under Paragraph 11.2(a) shall only apply to LICENSED PATENTS which claim LICENSED TECHNOLOGY which HGS and/or SB is required to disclose to SP pursuant to Section 6.
         11.11 The obligation of SP to keep HGS informed under Paragraph 11.2(b) shall not extend to any SP PATENT directed to a THERAPEUTIC PROTEIN until the earlier of publication of the SP PATENT and/or SP obtaining exclusive rights to the THERAPEUTIC PROTEIN under Section 7.

12.      STATEMENTS AND REMITTANCES
         --------------------------

         12.1 SP shall keep and require its licensees to keep complete and accurate records of all NET SALES of SP PRODUCT for which royalties are due hereunder. HGS shall have the right, at its expense, through a certified public accountant or like person reasonably acceptable to SP, to examine pertinent financial records during regular business hours upon proper advance written notice during the life of this Agreement and for six (6) months after its termination for the purpose of verifying and reporting to HGS as to the computation of the royalty payments made hereunder; provided, however, that such examination shall not take place more often than once a year and not later than forty-five (45) days after written request is made; provided further that such accountant shall report only as to the accuracy of the royalty statements and payments, including the magnitude and source of any discrepancy. Neither SP nor its licensees shall be required to maintain such records for more than three (3) years. The accountant shall execute customary confidentiality agreements prior to any examination, reasonably satisfactory in form and substance to SP, to maintain in confidence all information obtained during the course of any such examination, except for disclosure to HGS, as necessary for the above purpose.
         12.2 Within sixty (60) days after the close of each calendar quarter, SP shall deliver to HGS a true accounting of all SP PRODUCT subject to royalty hereunder sold by it and its licensees and distributors during such calendar quarter and shall at the same time pay all royalties due. In the event that the royalty rate changes in a calendar quarter with respect to an SP PRODUCT as a result of the NET SALES of such SP PRODUCT for such calendar year reaching a level at which there is a change in royalty rate as provided in Paragraph 3.2 ("New Royalty Rate") then the royalties which are paid by SP for such calendar quarter and the subsequent calendar quarters for such calendar year (until the royalty rate is again changed) shall be determined and paid based on the New Royalty Rate, and in addition, the royalties for the previous calendar quarters for such calendar year for such SP PRODUCT shall be recomputed at the New Royalty Rate, and the payment for the calendar quarter in which there is a New Royalty Rate shall be adjusted for the difference between the royalties paid for such SP PRODUCT for the previous calendar quarters for such calendar year and the royalties for such previous calendar quarters for such calendar year calculated by use of the New Royalty Rate. Such accounting shall show sales, each calculation of NET SALES and the calculation of currency conversion on a country-by-country basis and SP-PRODUCT-by-SP-PRODUCT basis, and recalculation of royalties based on a New Royalty Rate, if applicable.
         12.4 All royalties and other payments due under this Agreement shall be payable in U.S. dollars.

          12.5 All royalties, with the exception of those payable on sales to customers in the United States, shall be paid by Schering-Plough Ltd. from its office in Lucerne, Switzerland. Royalties payable on U.S. sales shall be paid directly to HGS by Schering Corporation from its offices in Kenilworth, New Jersey. Royalties payable on sales in countries other than the United States shall be calculated by multiplying the appropriate royalty rate times the sales in each currency in which they are made and converting the resulting amount into United States dollars, at the rates of exchange used by Schering Corporation, for reporting such sales for United States financial statement purposes. A copy of SP's current policy for bookkeeping exchange rates is set forth in Appendix
G. If, due to restrictions or prohibitions imposed by a national or international authority, payments cannot be made as aforesaid, the parties shall consult with a view to finding a prompt and acceptable solution, and SP will deal with such monies as HGS may lawfully direct at no additional out-of-pocket expense to SP. Notwithstanding the foregoing, if royalties cannot be remitted to HGS for any reason within six (6) months after the end of the calendar quarter during which they are earned, then SP shall be obligated to deposit the royalties in a bank account in Switzerland in the name of HGS. SP shall deduct any withholding taxes which SP is obligated to withhold in a country based on royalties or milestones due to HGS based on sales in such country from royalty or milestone payments due HGS for such country under this Agreement and pay them to the proper authorities as required by applicable laws. SP shall maintain official receipts of payment of any withholding taxes and forward these receipts to HGS within sixty (60) days.

13.      TERM AND TERMINATION
         --------------------

         13.1 This Agreement shall come into effect as of the EFFECTIVE DATE and shall remain in full force and effect unless earlier terminated as provided in this Section 13.
         13.2 In the event SP fails to make a royalty or milestone payment to HGS under this Agreement with respect to a SP PRODUCT, when due, or fails to meet its obligations under Section 8 of this Agreement with respect to a SP PRODUCT, in addition to any other remedy which it may have, HGS may notify SP in writing that all of SP's rights with respect to such SP PRODUCT shall terminate as of thirty (30) days after such written notice and SP's rights with respect thereto shall terminate unless such payment is made or such failure is cured, prior to the expiration of such thirty (30) day period.
         13.3 In the event that SP fails to make a payment to HGS under Paragraph 3.1 or under Paragraph 5.1, when due, in addition to any other remedy which HGS may have, HGS may notify SP in writing of such failure and that this Agreement shall terminate in its entirety and if SP fails to make such payment within thirty (30) days thereafter, this Agreement shall terminate.
         13.4 In the event that HGS and/or SB fails to meet its obligations under Section 6, in addition to any other remedy which SP may have, SP may notify HGS or SB, in writing, as the case may be, of such failure and that this Agreement shall terminate in its entirety as to HGS and/or SB, as the case may be, and if HGS or SB, as the case may be, fails to cure such failure within thirty (30) days thereafter, this Agreement shall terminate with respect to HGS or SB, as the case may be, in its entirety.
         13.5 Any party, may terminate this Agreement as to another party if, at any time, such other party shall file in any court or agency pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of the party or of its assets, or if such other party proposes a written agreement of composition or extension of its debts, or if such other party shall be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within sixty (60) days after the filing thereof, or if such other party shall propose or be a party to any dissolution or liquidation, or if such other party shall make an assignment for the benefit of creditors.
          13.6 Neither HGS nor SP nor SB shall have the right to terminate this Agreement except with respect to HGS and SP under paragraphs 13.3, 13.4 and with respect to HGS, SP and SB under paragraph 13.5, provided, however, that nothing in this Agreement shall limit any remedies for breach which may be available pursuant to a judgment of a court, in law or equity, including termination of this Agreement or of any or all rights hereunder, except that any action seeking remedies for breach of this Agreement shall be conducted in accordance with
Section 18.
         13.7 In the event that prior to one (1) year after the end of the INITIAL RESEARCH TERM, SP has not obtained the full length DNA coding sequence for each TARGET encompassed by an ANTIBODY RESEARCH PLAN and has not certified in writing to HGS that such sequence(s) has been obtained, HGS by written notice to SP may terminate all rights and licenses to such TARGET(S) and the ANTIBODY PRODUCT(S) encompassed by such ANTIBODY RESEARCH PLAN(S) and such rights and licenses shall terminate thirty (30) days thereafter unless SP prior to the expiration of such thirty (30) days has obtained such sequence(s) and has provided to HGS such certification. Upon such termination, SP shall discontinue all work encompassed by such ANTIBODY RESEARCH PLAN.
         13.8 In the event that prior to one (1) year after the later of the end of the INITIAL RESEARCH TERM or the EXTENDED TERM, SP has not obtained the full length DNA coding sequence for each TARGET encompassed by a DRUG RESEARCH PLAN and has not certified in writing to HGS that such sequence(s) has been obtained, HGS by written notice to SP may terminate all rights and licenses to such TARGET(s) and the DRUG PRODUCT(s) encompassed by such DRUG RESEARCH PLAN(s) and such rights and licenses shall terminate thirty (30) days thereafter unless SP prior to the expiration of such thirty (30) days has obtained such sequence(s) and has provided to HGS such certification. Upon such termination, SP shall discontinue all work encompassed by such DRUG RESEARCH PLAN(s).

14.      RIGHTS AND DUTIES UPON TERMINATION
         ----------------------------------

         14.1 Notwithstanding termination of this agreement, the rights and obligations of the parties under Sections 10, 12, 14, 16, 18 and 30 and paragraphs 2.8, 2.9, 2.10, 3.1(b), and 5.1(b), shall survive such termination.
         14.2 Termination of the Agreement in accordance with the provisions hereof shall not limit remedies which may be otherwise available in law or equity.
         14.3 Other than  termination  of this  Agreement  pursuant to Paragraph
13.4 or with respect to an SP PRODUCT as to which rights have been terminated under Paragraph 13.2, SP's obligation to pay royalties and milestone payments for SP PRODUCT shall survive such termination.

15.      WARRANTIES AND REPRESENTATIONS
         ------------------------------

         15.1 Each of HGS, SB and SP hereby represents, warrants and covenants to the other, as of the EFFECTIVE DATE, as follows:
                  (a) it is a corporation duly organized and validity existing under the laws of the state or other jurisdiction of incorporation or formation;
                  (b) the execution, delivery and performance of this Agreement by such party has been duly authorized by all requisite corporate action;
                  (c) it has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder, including, without limitation, the right, power and authority to grant the licenses under Section 2;
                  (d) the execution, delivery and performance by such party of this Agreement and its compliance with the terms and provisions hereof to such party's best knowledge does not conflict with or result in a breach of any of the terms and provisions of or constitute a default under (i) a loan agreement, guaranty, financing agreement, agreement affecting a product or other agreement or instrument binding or affecting it or its property; (ii) the provisions of its charter documents or bylaws; or (iii) any order, writ, injunction or decree of any court or governmental authority entered against it or by which any of its property is bound;
                  (e) this Agreement constitutes such party's legal, valid and binding obligation enforceable against it in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to the availability of particular remedies under general equity principles.

         15.2 HGS, SB and SP, as the case may be, hereby represent, warrant, and covenant to a party receiving a license hereunder as follows:
                  (a) as of the EFFECTIVE DATE, there are no claims, judgments or settlements against or owed by HGS or SB, as the case may be, or pending or threatened claims or litigation, in each case relating to HGS' or SB's interest, as the case may be, in or to LICENSED PATENTS or LICENSED TECHNOLOGY; and
                  (b) HGS, SB and SP, as the case may be, has not and will not grant any rights or licenses to any person or entity which is inconsistent with the rights and licenses granted by HGS, SB, or SP, as the case may be, to a party under this Agreement.
         15.3 HGS hereby  represents and warrants to SP that as of the EFFECTIVE
DATE:
                  (a) without having made any inquiry or investigation, no information has come to HGS' attention which causes HGS to reasonably believe that SP will not be able to negotiate license rights from each THIRD PARTY, who is a licensor to HGS of the SOFTWARE identified in Appendix F as owned by said THIRD PARTY, on terms that are at least as favorable to SP as those given by such THIRD PARTY to HGS;
                  (b) without having made an inquiry or investigation, no information has come to HGS' attention which causes HGS to reasonably believe that the SOFTWARE to be provided to SP by HGS as of the EFFECTIVE DATE infringes any patent, copyright, trademark or trade secret right of any THIRD PARTY which has not been licensed by HGS;
                  (c) to HGS' best knowledge, the list of SOFTWARE contained in Appendix F is true, complete and correct in all material respects;
                  (d) to HGS' best knowledge, the list of hardware components set forth in Appendix F includes all of the material components SP will require to utilize the SOFTWARE at its facilities in the manner contemplated by this Agreement and to receive in an electronic format compatible with the SOFTWARE all HGS TECHNOLOGY that is available in electronic format; and
                  (e) for a period of one (1) year from the date that the SOFTWARE is installed and is fully operational at SP's facilities, the SOFTWARE located at HGS and which is and will be used by HGS to input, format, and transmit HGS TECHNOLOGY to SP in an electronic format will function in the manner intended by the parties.
         15.4 No party to this Agreement has in effect, and after the EFFECTIVE DATE no party shall enter into any written agreement (including, but not limited to, further amendments to the COLLABORATION AGREEMENT) that would be inconsistent with its obligations under this Agreement.
         15.5 NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS A WARRANTY THAT SP PATENTS, COLLABORATION PATENTS OR LICENSED PATENTS ARE VALID OR ENFORCEABLE OR THAT THEIR EXERCISE OR THE EXERCISE OF LICENSED TECHNOLOGY OR SP TECHNOLOGY DOES NOT INFRINGE ANY PATENT RIGHTS OF THIRD PARTIES. A HOLDING OF INVALIDITY OR UNENFORCEABILITY OF ANY SUCH PATENT, FROM WHICH NO FURTHER APPEAL IS OR CAN BE TAKEN, SHALL NOT AFFECT ANY OBLIGATION HEREUNDER, BUT SHALL ONLY ELIMINATE ROYALTIES OTHERWISE DUE UNDER SUCH PATENT FROM THE DATE SUCH HOLDING BECOMES FINAL.

         15.6 EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN HGS, SB and SP MAKE NO REPRESENTATIONS OR EXTEND ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.
         15.7 Each party represents and warrants to the other parties hereto that any materials provided by one party to another under this Agreement shall be used in compliance with all applicable laws and regulations.
         15.8 For the sole purpose of permitting SP to exercise its rights under Paragraph 31.1, HGS and SB each hereby warrant and represent that after the EFFECTIVE DATE they shall each, as applicable, promptly provide to SP (i) any agreement entered into prior to the end of the INITIAL RESEARCH TERM with a COLLABORATION PARTNER relating to LICENSED TECHNOLOGY, and any supplement or amendment thereto entered into prior to the end of the INITIAL RESEARCH TERM
(ii) any agreement with a THIRD PARTY prior to the end of the INITIAL RESEARCH TERM who is substituted for an existing COLLABORATION PARTNER in any agreement and as a result becomes a COLLABORATION PARTNER, and (iii) any agreement prior to the end of the INITIAL RESEARCH TERM that adds a COLLABORATION PARTNER, provided that the aggregate of COLLABORATION PARTNERS shall be no more than four
(4) entities at any one time.
         15.9 HGS hereby warrants and represents that to the extent any data and/or information included within LICENSED TECHNOLOGY was obtained from The Institute for Genomic Research (TIGR), TIGR has granted rights to HGS to all such data and/or information.

         15.10 No claim can be made or shall exist with respect to a breach of warranty, representation or covenant under Paragraph 15.1(a), (b), (d) and (e), Paragraph 15.2(a), Paragraph 15.3 or 15.8 unless such claim is made prior to the later of the end of the INITIAL RESEARCH TERM or EXTENDED TERM.
         15.11 In the event that an agreement with a COLLABORATION PARTNER has a publication provision which is more favorable to SP then Paragraph 10.7 of this Agreement, then SP may substitute such more favorable publication provision for Paragraph 10.7 by written notice to HGS and SB within sixty days of receipt thereof.

16.      INDEMNIFICATION
         ---------------

         16.1 SP shall defend, indemnify and hold harmless HGS, SB, licensors of HGS and SB, and each of their respective directors, officers, shareholders, agents and employees, from and against any and all liability, loss, damages and expenses (including reasonable attorneys' fees) as the result of claims, demands, costs or judgments which may be made or instituted against any of them arising out of the manufacture, possession, distribution, use, testing, sale or other disposition of any SP PRODUCT by or through SP or any THIRD PARTY granted rights by SP under this Agreement. Notwithstanding the foregoing, SP shall have no obligation under this Agreement to defend, indemnify or hold harmless SB with respect to claims, demands, costs or judgments arising out of the manufacture, possession, distribution, use, testing, sale or other disposition of any SP PRODUCT which is a CO-PROMOTION PRODUCT (as defined in the SP/SB AGREEMENT). SP's obligation to defend, indemnify and hold harmless shall include claims, demands, costs or judgments, whether for money damages or equitable relief by reason of alleged personal injury (including death) to any person or alleged property damage, provided, however, the indemnity shall not extend to any claims against an indemnified party which result from the gross negligence or willful misconduct of such indemnified party. SP shall have the exclusive right. to control the defense of any action which is to be indemnified in whole by SP hereunder, including the right to select counsel reasonably acceptable to HGS or SB, as the case may be, to defend HGS or SB, as the case may be, and to settle any claim, provided that, without the written consent of HGS or SB, as the case may be (which shall not be unreasonably withheld or delayed), SP shall not agree to settle any claim against HGS or SB, as the case may be, to the extent such claim has a material adverse effect on HGS or SB, as the case may be. The provisions of this paragraph shall survive and remain in full force and effect after any termination, expiration or cancellation of this Agreement and the obligation hereunder shall apply whether or not such claims are rightfully brought. SP shall require each licensee to agree to indemnify HGS or SB, as the case may be, in a manner consistent with this paragraph.
         16.2 HGS shall defend, indemnify and hold harmless SP, licensors of SP and each of their respective directors, officers, shareholders, agents and employees, from and against any and all liability, loss, damages and expenses (including reasonable attorneys' fees) as the result of claims, demands, costs or judgments which may be made or instituted against any of them arising out of the manufacture, possession, distribution, use, testing, sale or other disposition by or through HGS or any THIRD PARTY granted rights by HGS under this Agreement of any PRODUCT in the HGS FIELD or the SP FIELD as to which HGS is granted a license under an SP PATENT. HGS's obligation to defend, indemnify and hold harmless shall include claims, demands, costs or judgments, whether for money damages or equitable relief by reason of alleged personal injury (including death) to any person or alleged property damage, provided, however, the indemnity shall not extend to any claims against an indemnified party which result from the gross negligence or willful misconduct of such indemnified party. HGS shall have the exclusive right to control the defense of any action which is to be indemnified in whole by HGS hereunder, including the right to select counsel reasonably acceptable to SP to defend SP and to settle any claim, provided that, without the written consent of SP (which shall not be unreasonably withheld or delayed), HGS shall not agree to settle any claim against SP to the extent such claim has a material adverse effect on SP. The provisions of this paragraph shall survive and remain in full force and effect after any termination, expiration or cancellation of this Agreement and HGS' obligation hereunder shall apply whether or not such claims are rightfully brought. HGS shall require each licensee to agree to indemnify SP in a manner consistent with this Paragraph 16.2.
         16.3 A person or entity that intends to claim indemnification under this Section 16 (the "Indemnitee") shall promptly notify the other party (the "Indemnitor") of any loss, claim, damage, liability, or action in respect of which the Indemnitee intends to claim such indemnification, and the Indemnitor, after it determines that indemnification is required of it, shall assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnitor if Indemnitor does not assume the defense; or, if representation of such Indemnitee by the counsel retained by the Indemnitor would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such proceedings. The indemnity agreement in this Section 16 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the Indemnitor, which consent shall not be withheld unreasonably. The failure to deliver notice to the Indemnitor within a reasonable time after the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such Indemnitor of any liability to the Indemnitee under this Section 16, but the omission so to deliver notice to the Indemnitor will not relieve it of any liability that it may have to any Indemnitee otherwise than under this Section 16. The Indemnitee under this Section 16, its employees and agents, shall cooperate fully with the Indemnitor and its legal representatives in the investigations of any action, claim or liability covered by this indemnification. In the event that each party claims indemnity from the other and one party is finally held liable to indemnify the other, the Indemnitor shall additionally be liable to pay the reasonable legal costs and attorneys' fees incurred by the Indemnitee in establishing its claim for indemnity.

17.      FORCE MAJEURE
         -------------

         17.1 If the performance of any party of this Agreement, or of any obligation under this Agreement, is prevented, restricted, interfered with or delayed by reason of any cause beyond the reasonable control of the party liable to perform, unless conclusive evidence to the contrary is provided, the party so affected shall, upon giving written notice to the other parties, be excused from such performance to the extent of such prevention, restriction, interference or delay, provided that the affected party shall use its reasonable best efforts to avoid or remove such causes of non-performance and shall continue performance with the utmost dispatch whenever such causes are removed. When such circumstances arise, the parties shall discuss what, if any, modification of the terms of this Agreement may be required in order to arrive at an equitable solution.

18.      GOVERNING LAW
         -------------

         18.1 Except for disputes under Section 11 which will be governed by Federal law and brought in the Federal District Court of Delaware, this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the conflict of laws provisions thereof and the exclusive jurisdiction and venue of any action with respect to this Agreement shall be in a state court of the State of Delaware. Each of the parties hereto agrees to submit to the exclusive jurisdiction and venue of such court for the purpose of any such action. Service of process in any such action may be effected in the manner provided in Section 21 for delivery of notice or in any other manner consistent with Delaware law. In the event that a state court or Federal District Court of the State of Delaware holds that an action cannot be brought and maintained in a state court or Federal District Court of the State of Delaware, then such action may be brought in any court having proper jurisdiction.

19.      SEPARABILITY
         ------------

         19.1 In the event any portion of this Agreement shall be held illegal, void or ineffective, the remaining portions hereof shall remain in full force and effect.
         19.2 If any of the terms or provisions of this Agreement are in conflict with any applicable statute or rule of law, then such terms or provisions shall be deemed inoperative to the extent that they may conflict therewith and shall be deemed to be modified to conform with such statute or rule of law.
         19.3 In the event that the terms and conditions of this Agreement are materially altered as a result of paragraphs 19.1 or 19.2, the parties will, in good faith, renegotiate the terms and conditions of this Agreement to resolve any inequities.

20.      ENTIRE AGREEMENT
         ----------------

         20.1 This Agreement, together with the Schedules, exhibits, Appendices or other attachments hereto, entered into as of the date written above, as well as the SP/SB AGREEMENT, constitutes the entire agreement between the parties relating to the subject matter hereof and supersedes all previous writings and understandings. No terms or provisions of this Agreement shall be varied or modified by any prior or subsequent statement, conduct or act of either of the parties, except that the parties may amend this Agreement by written instruments specifically referring to and executed in the same manner as this Agreement.

21.      NOTICES
         -------

         21.1 Any notice required or permitted under this Agreement shall be hand-delivered or sent by express delivery service or certified or registered mail, postage prepaid, or by fax with written confirmation by mail, to the following addresses of the parties:
                  HGS
                          HUMAN GENOME SCIENCES, INC.
                          Suite 300
                          9410 Key West Avenue
                          Rockville, Maryland 20850
                                   Attention:  Chief Executive Officer
                                   (Fax #301-309-8512)
                  copy to:
                          Mr. Elliot Olstein
                          Carella, Byrne, Bain, Gilfillan, Cecchi, Stewart
                              & Olstein
                          6 Becker Farm Road
                          Roseland, New Jersey 07068
                                   (Fax #201-994-1744)

                  SP
                          SCHERING CORPORATION
                          2000 Galloping Hill Road
                          Kenilworth, New Jersey  07033
                          Attention:        Vice President, Business Development
                                   (Fax #: 908-298-5379)
                          cc:      Director of Licensing
                                   (Fax #: 908-298-2739)

                  and

                  SCHERING-PLOUGH LTD.
                  Toepferstrasse 5
                  CH-6004 Lucerne
                  Switzerland
                  Attention:  President
                                  (Fax # 41 41 4181626)

                  SB
                          SmithKline Beecham Corporation
                          709 Swedeland Road
                          King of Prussia, PA 19406
                          Attention:  Vice President, ATG
                                   (Fax # 610-270-6663)


         21.2 Any notice required or permitted to be given concerning this Agreement shall be effective upon receipt by the party to whom it is addressed.

22.      ASSIGNMENT
         ----------

         22.1 This Agreement and the licenses herein granted shall be binding upon and inure to the benefit of the assignees and successors in interest of the respective parties. Neither this Agreement nor any interest hereunder shall be assignable by a party without the written consent of the other parties and any attempted assignment contrary to this paragraph shall be void and without force and effect provided, however, that a party may assign this Agreement or any of its rights or obligations hereunder to any AFFILIATE or to any THIRD PARTY with which it may merge or consolidate, or to which it may transfer all or substantially all of its assets to which this Agreement relates, without obtaining the consent of the other party, provided that the assigning party remains liable under this Agreement and that the THIRD PARTY assignee or surviving entity assumes in writing all of its obligations under this Agreement.

23.      RECORDING
         ---------

         23.1 SP, SB and HGS each shall have the right, at any time, to record, register, or otherwise notify this Agreement in appropriate governmental or regulatory offices anywhere in the TERRITORY, and HGS, SB or SP, as the case may be, shall provide reasonable assistance to the other in effecting such recording, registering or notifying.
         23.2 The parties acknowledge that this Agreement may be notified to the European Community for compliance with applicable laws.

24.      COUNTERPARTS
         ------------

         24.1 This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed an original instrument, but all such counterparts together shall constitute but one agreement.

25.      WAIVER.
         -------

         25.1 Any delay or failure in enforcing a party's rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of such party's rights to the future enforcement of its rights under this Agreement, nor operate to bar the exercise or enforcement thereof at any time or times thereafter, excepting only as to an express written and signed waiver as to a particular matter for a particular period of time.
         25.2 Notwithstanding the foregoing, in the event SP challenges whether any payments contemplated hereunder (including, without limitation, upfront payments, royalties or milestones) is due, it shall have the right to make such payments under protest (reserving all rights hereunder) pending resolution of such dispute.

26.      INDEPENDENT RELATIONSHIP.
         -------------------------

         26.1 Nothing herein contained shall be deemed to create an employment, agency, joint venture or partnership relationship between the parties hereto or any of their agents or employees, or any other legal arrangement that would impose liability upon one party for the act or failure to act of the other party. No party shall have any power to enter into any contracts or commitments or to incur any liabilities in the name of, or on behalf of, the other parties, or to bind the other parties in any respect whatsoever.

27.      EXPORT CONTROL.
         ---------------

         27.1 This Agreement is made subject to any restrictions concerning the export of products or technical information from the United States of America which may be imposed upon or related to HGS or SP or SB from time to time by the government of the United States of America. Furthermore, SP agrees that it will not export, directly or indirectly, any technical information acquired from HGS or SB under this Agreement or any products using such technical information to any country for which the United States government or any agency thereof at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the Department of Commerce or other agency of the United States government when required by an applicable statute or regulation.

28.      CHANGE OF CONTROL.
         ------------------

         28.1 In the event that a "Change of Control" causes HGS' rights and obligations hereunder to pass to a "Major Pharmaceutical Company" (as defined below) then such Major Pharmaceutical Company shall set up appropriate procedures to ensure that RESEARCH PLANS submitted by SP are not used for purposes other than those of Section 7 and 8 of this Agreement. SP shall have the right, at its expense,through its own designated experts or like person reasonably acceptable to such Major Pharmaceutical Company, to examine HGS' records relating to such procedures to verify and report to SP that such Major Pharmaceutical Company has complied with such procedures. Such examination shall occur during regular business hours upon proper advance written notice during the life of this Agreement and for six (6) months after its termination, provided, however, that such examination shall not take place more often than once a year and not later than forty-five (45) days after written request is made and provided, further, that such expert executes customary confidentiality agreements prior to any such audit satisfactory in form and substance to such Major Pharmaceutical Company, to maintain in confidence all information obtained during the course of any such audit except for disclosure to SP as necessary for the above purpose.
         As used herein "Change of Control" shall mean (i) any merger, reorganization, consolidation or combination in which HGS is not the surviving corporation, (ii) any "person" (within the meaning of Section 13(d) and Section 14(d)(2) of the Securities Exchange Act of 1934), excluding SP and/or its AFFILIATES, is or becomes the beneficial owner, directly or indirectly, of securities of HGS representing 50% or more of either (a) the then-outstanding shares of common stock of HGS or (b) the combined voting power of HGS' then-outstanding voting securities; or (iii) approval by the shareholders of HGS of a complete liquidation or the complete dissolution of HGS.
         As used herein the term "Major Pharmaceutical Company" means any entity (including any corporation, joint venture, partnership or unincorporated entity), as well as any AFFILIATES or division(s) of such entity, that is engaged in the research, development, manufacturing, registration and/or marketing of drug products that are approved under NDAs, HRDs, ANDAs, Product License Applications (including without limitation any entity that is a member of PhRMA). "Major Pharmaceutical Company" shall also mean any entity which, through or following a Change of Control, at any time would either itself meet the definition of "Major Pharmaceutical Company" in the prior sentence or would be an AFFILIATE of any entity which is or would meet such definition.

29.       ARBITRATION.
          ------------

         29.1 Any matter or disagreement  which is subject to arbitration  under
Section 7 which has not been resolved within twenty (20) days, at SP's option, shall be submitted to a mutually selected single arbitrator to so decide any such matter or disagreement. The arbitrator shall conduct the arbitration in accordance with the Rules of the American Arbitration Association, unless the parties agree otherwise. If the parties are unable to mutually select an arbitrator, the arbitrator shall be selected in accordance with the procedures of the American Arbitration Association. The decision and award rendered by the arbitrator shall be final and binding. Judgment upon the award may be entered in any court having jurisdiction thereof. Any arbitration pursuant to this section shall be held in Washington, D.C., or such other place as may be mutually agreed upon in writing by the parties.

30.      GUARANTEE
         ---------

         30.1  Schering   Corporation  and  Schering  Plough  Ltd.  jointly  and
severally guarantee that their respective AFFILIATES will perform all obligations under this Agreement as if the AFFILIATES were signatories of this Agreement.
         30.2 SmithKline Beecham Corporation and SmithKline Beecham, plc, jointly and severally guarantee that their respective AFFILIATES will perform all obligations under this Agreement as if the AFFILIATES were signatories of this Agreement.

31.      MOST FAVORED LICENSEE.
         ----------------------

         31.1 In the event that prior to the EFFECTIVE DATE and/or during the INITIAL RESEARCH TERM, HGS or SB, as applicable, enters into any agreement set forth in Paragraph 15.8 then SP may, within sixty (60) days of SP's receipt from HGS or SB, as the case may be, of a full, complete and correct copy of such agreement, elect to substitute all material terms of any such agreement for the material terms of this Agreement. HGS and/or SB, as the case may be, agree to make representatives who are knowledgeable as to the terms and conditions of any such agreement available to discuss such terms and conditions with representatives of SP in order to permit SP to fairly determine whether or not to exercise such option.

32.      FURTHER ACTIONS
         ---------------

         32.1 Each party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

     IN WITNESS WHEREOF, the parties, through their authorized officers, have executed this Agreement as of the date first written above.

SCHERING CORPORATION                                        SCHERING-PLOUGH LTD.


BY:________________________                                 BY:_________________
Title:_____________________                                 Title:




HUMAN GENOME SCIENCES, INC.


BY:_______________________
Title:____________________




SMITHKLINE BEECHAM CORPORATION


BY:_______________________
Title:____________________


SMITHKLINE BEECHAM, plc


BY:_______________________
Title:____________________

                                      INDEX



1.       DEFINITIONS......................................................... 2
         -----------

2.       SB AND HGS AND SP GRANTS AND COVENANTS..............................14
         --------------------------------------

3.       PAYMENTS AND ROYALTIES..............................................21
         ----------------------

4.       RESEARCH TERM AND RESEARCH PLANS....................................27
         --------------------------------

5.       ADDITIONAL PAYMENTS ................................................29
         -------------------

6.       TECHNOLOGY TRANSFER AND ADDITIONAL LICENSED TECHNOLOGY..............29
         ------------------------------------------------------

7.       THERAPEUTIC PROTEINS................................................34
         --------------------

8.       PRODUCT DEVELOPMENT.................................................41
         -------------------

9.       SP CO-RIGHTS........................................................41
         ------------

10.      CONFIDENTIALITY.....................................................44
         ---------------

11.      PATENT PROSECUTION AND LITIGATION...................................47
         ---------------------------------

12.      STATEMENTS AND REMITTANCES..........................................56
         --------------------------

13.      TERM AND TERMINATION................................................58
         --------------------

14.      RIGHTS AND DUTIES UPON TERMINATION .................................61
         ----------------------------------

15.      WARRANTIES AND REPRESENTATIONS  ....................................62
         ------------------------------

16.      INDEMNIFICATION.....................................................66
         ---------------

17.      FORCE MAJEURE.......................................................69
         -------------

18.      GOVERNING LAW ......................................................70
         -------------

19.      SEPARABILITY........................................................70
         ------------

20.      ENTIRE AGREEMENT....................................................71
         ----------------

21.      NOTICES.............................................................71
         -------

22.      ASSIGNMENT..........................................................72
         ----------

23.      RECORDING...........................................................73
         ---------

24.      COUNTERPARTS........................................................73
         ------------

25.      WAIVER..............................................................74
         -------

26.      INDEPENDENT RELATIONSHIP............................................74
         -------------------------

27.      EXPORT CONTROL......................................................75
         ---------------

28.      CHANGE OF CONTROL...................................................75
         -----------------

29.      ARBITRATION.........................................................77
         -----------

30.      GUARANTEE...........................................................77
         ---------

31.      MOST FAVORED LICENSEE...............................................77
         ---------------------

32.      FURTHER ACTIONS.....................................................78
         ---------------

                                   Appendix B
                                   ----------


         Takeda Chemical Industries, Ltd.
         Merck KGaA
         Synthelabo.

                                   Appendix F
                                   ----------


I.       Database and analysis server supplied by SP:

         1.       Multi-processor Unix Host (DEC Alpha server or equivalent)

         2.       Unix system software

                  2.1.    Sybase SQL Server
                  2.2.    Sybase Open Client Libraries
                  2.3.    Sybase Replication Server
                  2.4.    C compiler
                  2.5.    TCP/IP networking services
                  2.6.    Electronic mail facilities
                  2.7.    Backup/recovery equipment and software

II.      Macintosh client machines supplied by SP:

         1.       Quadra or PowerMac models
         2.       Minimum 8MB of RAM; 16MB recommended
         3. Minimum 14-inch color monitor; 17-inch recommended for active users
         4.       MB of available disk space
         5.       TCP/IP network connection

III.     Network connectivity supplied by SP:

         1.       Installation and maintenance of dedicated circuit (at least 56
                  Kbps)
         2.       Encryption equipment
         3.       CSU/DSU line terminating equipment
         4.       Network router interface

IV.      Macintosh client software supplied by HGS:

         1.       IRIS bioinformatics application
         2.       HGS BLAST Client
         3.       HGS HyperEntrez
         4.       Unix command client
         5.       PSEM (Protein structure evaluation module)

V.       Server software supplied by HGS:

         1. Components derived from the public domain are indicated; HGS will install and configure the public domain software, but cannot provide a warranty for its performance.
         2.       Database schema, stored procedures, triggers:

                  a)      Unix command client
                  b)      Data management utilities
                  c)      BLAST sequence searching software (public domain)
                  d)      FASTA sequence searching software (public domain)
                  e)      BLOCKS motif searching software (public domain)

VI.      Services provided by HGS:

         1.       Setup of SP database schema
         2.       Testing of network and system components on SP equipment
         3.       Development of on-going data transfer mechanism
         4.       Training for end users of the Iris application
         5. Training for technical people in system administration and troubleshooting
         6.       Assistance developing customer analyses and reports
         7. Telephone and e-mail support for the database and related applications